INDEPENDENT AUDITORSʹ REPORT AND FINANCIAL STATEMENTS FOR LONGBRIDGE FINANCIAL, LLC FOR THE YEAR ENDED DECEMBER 31, 2020 Assurance | Tax | Advisory

LONGBRIDGE FINANCIAL, LLC TABLE OF CONTENTS Page  INDEPENDENT AUDITORS’ REPORT 1 ‐ 2 FINANCIAL STATEMENTS Balance Sheet 3 Statement of Operations 4 Statement of Changes in Membersʹ Equity  5 Statement of Cash Flows  6 ‐ 7 Notes to Financial Statements   8 ‐ 38

9605 S. Kingston Ct. Suite 200  Englewood, CO 80112  303‐721‐6131  www.richeymay.com  Assurance | Tax | Advisory    INDEPENDENT AUDITORSʹ REPORT    To the Members  Longbridge Financial, LLC  Mahwah, New Jersey    Report on the Financial Statements  We have audited the accompanying financial statements of Longbridge Financial, LLC, which comprise  the balance sheet as of December 31, 2020, and the related statements of operations, changes in membersʹ  equity, and cash flows for the year then ended, and the related notes to the financial statements.    Management’s Responsibility for the Financial Statements  Management  is  responsible  for  the preparation and  fair presentation of  these  financial  statements  in  accordance with accounting principles generally accepted in the United States of America; this includes  the design,  implementation, and maintenance of  internal control  relevant  to  the preparation and  fair  presentation of financial statements that are free from material misstatement, whether due to fraud or  error.    Auditors’ Responsibility  Our  responsibility  is  to  express  an  opinion  on  these  financial  statements  based  on  our  audits. We  conducted our audits in accordance with auditing standards generally accepted in the United States of  America. Those standards require that we plan and perform the audits to obtain reasonable assurance  about whether the financial statements are free from material misstatement.    An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in  the  financial  statements.  The  procedures  selected  depend  on  the  auditors’  judgment,  including  the  assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In  making  those  risk  assessments,  the  auditor  considers  internal  control  relevant  to  the  entity’s  preparation and fair presentation of the financial statements in order to design audit procedures that are  appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of  the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating  the  appropriateness  of  accounting  policies  used  and  the  reasonableness  of  significant  accounting  estimates made by management, as well as evaluating the overall presentation of the financial statements.     We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for  our audit opinion.

  INDEPENDENT AUDITORSʹ REPORT    Financial Statements Restatement  As discussed in Note B of the financial statements, Longbridge Financial, LLC’s management restated  certain balance sheet accounts, statements of operations accounts and the statement of cash flows and  certain footnotes from the previously issued financial statements. There has been no cumulative effect  on members’ equity and as a result our opinion is not modified with respect to this matter.    Opinion  In our opinion,  the  financial  statements  referred  to above present  fairly,  in  all material  respects,  the  financial position of Longbridge Financial, LLC as of December 31, 2020, and the results of its operations  and its cash flows for the year then ended in accordance with accounting principles generally accepted in  the United States of America.        Englewood, Colorado  July 1, 2021

BALANCE SHEET ASSETS As Restated  Cash and cash equivalents 24,564,164$             Certificate of deposit 210,876                    Escrow cash 1,396,094                 Restricted cash 1,250,000                 Mortgage loans held for sale, at fair value 11,706,047               Accounts receivable and advances 2,406,046                 Interest rate lock commitments 4,778,352                 Prepaid expenses 695,765                    Property and equipment, net 490,132                    Mortgage servicing rights, at fair value 1,184,675                 Reverse mortgage interests, at fair value 24,758,759               Reverse mortgage loans held for investment,  subject to HMBS obligations, at fair value  5,109,221,590          Deposits 95,692                      TOTAL ASSETS 5,182,758,192$        LIABILITIES AND MEMBERSʹ EQUITY Accounts payable and accrued expenses 11,243,842$             Customer deposits and loan escrows 4,482,070                 Warehouse lines of credit 91,009,588               Tail financing facility 7,896,047                 Operating line of credit 27,500,000               Reverse mortgage interest liabilities, at fair value 20,453,569               HMBS related obligations, at fair value  4,928,317,278          Total liabilities 5,090,902,394          COMMITMENTS AND CONTINGENCIES (Note Q) MEMBERSʹ EQUITY 91,855,798               TOTAL LIABILITIES AND MEMBERSʹ EQUITY 5,182,758,192$        LONGBRIDGE FINANCIAL, LLC DECEMBER 31, 2020 The accompanying notes are an integral part of these financial statements. 3

LONGBRIDGE FINANCIAL, LLC STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020 As Restated  REVENUE Income from reverse mortgage loans held for investment, at fair value  290,845,520$           Interest income 587,064                    Loan origination fees 1,449,952                 Servicing and other fee income 1,361,798                 Total revenue 294,244,334             EXPENSES Expenses related to HMBS obligations, at fair value  223,854,510             Interest expense 2,784,593                 Salaries, commissions and benefits 19,793,961               Loan servicing expenses 6,039,694                 Occupancy, equipment and communication 1,387,990                 General and administrative 9,415,924                 Depreciation and amortization 284,420                    Total expenses 263,561,092             OTHER INCOME/(EXPENSE) Gain on sale of mortgage loans held for sale, at fair value  2,951,232                 Valuation adjustment and deletions of mortgage servicing rights (264,589)                  2,686,643                 NET INCOME 33,369,885$             The accompanying notes are an integral part of these financial statements. 4

LONGBRIDGE FINANCIAL, LLC STATEMENT OF CHANGES IN MEMBERSʹ EQUITY  FOR THE YEAR ENDED DECEMBER 31, 2020 Balance, January 1, 2020 58,425,006$             Stock‐based compensation 60,907                      Net income 33,369,885               Balance, December 31, 2020 91,855,798$             The accompanying notes are an integral part of these financial statements. 5

LONGBRIDGE FINANCIAL, LLC STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020 As Restated CASH FLOWS FROM OPERATING ACTIVITIES Net income 33,369,885$              Non‐cash items‐ Valuation adjustment and deletions of mortgage servicing rights 264,589                     Fair value change of reverse mortgage loans held for investment, net (167,541,691)            Fair value change of HMBS related obligations  106,919,368              Depreciation and amortization 284,420                     Gain on sale of mortgage loans held for sale, at fair value  (2,951,232)                Stock‐based compensation 60,907                       Reverse mortgage interests, net  (977,967)                   (Increase) decrease in‐ Certificate of deposit (2,776)                       Escrow cash (614,114)                   Proceeds from sale of mortgage loans held for sale 97,245,791                Originations and purchases of mortgage loans held for sale (100,180,424)            Accounts receivable and advances 1,008,977                  Interest rate lock commitments (2,635,954)                Prepaid expenses (170,214)                   Deposits (9,648)                       Increase (decrease) in‐ Accounts payable and accrued expenses 590,153                     Customer deposits and loan escrows 528,517                     Net cash used in operating activities (34,811,413)              CASH FLOWS FROM INVESTING ACTIVITIES Originations and purchases of mortgage loans held for investment (1,929,623,192)         Net purchases of property and equipment (216,328)                   Principal payments on mortgage loans held for investment 399,377,375              Net cash used in investing activities (1,530,462,145)         CASH FLOWS FROM FINANCING ACTIVITIES Net borrowings under warehouse lines of credit 8,792,048                  Net borrowings under tail financing facility 2,698,901                  Net borrowings under operating line of credit 27,500,000                Net repayments under notes payable, member (12,500,000)              Borrowings under HMBS related obligations, at fair value  1,948,821,619           Principal payments to HMBS related obligations, at fair value  (398,678,651)            Net cash provided by financing activities 1,576,633,917           The accompanying notes are an integral part of these financial statements. 6

LONGBRIDGE FINANCIAL, LLC STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020 As Restated INCREASE IN CASH AND CASH EQUIVALENTS  AND RESTRICTED CASH 11,360,359$              CASH AND CASH EQUIVALENTS AND  RESTRICTED CASH, BEGINNING OF YEAR 14,453,805                CASH AND CASH EQUIVALENTS AND  RESTRICTED CASH, END OF YEAR 25,814,164$              SUPPLEMENTAL INFORMATION Cash paid for interest 5,985,513$                NON‐CASH OPERATING AND INVESTING ACTIVITIES The Company increased retained mortgage servicing rights in connection with loan sales.  1,227,088$                The Company recognized reverse mortgage interests at fair value, under the secured financing arrangement. 9,955,698$                The Company recognized reverse mortgage interest liabilities at fair value, under the secured financing arrangement. 8,977,731$                The accompanying notes are an integral part of these financial statements. 7

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  8   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES    Organization  Longbridge Financial, LLC (the Company) was organized in the State of Delaware and is primarily  engaged in the business of originating, purchasing, selling and servicing home equity conversion  mortgage (HECM) loans through its correspondent, broker, and retail origination channels. The  Company maintains its corporate office in Mahwah, New Jersey, with branch offices in multiple  states. The Company is approved as a Title II, non‐supervised direct endorsement mortgagee with  the United  States Department  of Housing  and Urban Development  (HUD).  In  addition,  the  Company is an approved issuer of Government National Mortgage Association (GNMA) HECM  mortgage  backed  securities  (HMBS). HMBS  are  guaranteed  by GNMA  and  collateralized  by  participation  interests  in HECMs, which  are  insured  by  the  Federal Housing Administration  (FHA).  The  Company  also  originates  and  services  non‐FHA  guaranteed  reverse  jumbo  proprietary products, for borrowers in high property value areas that exceed FHA limits.    Basis of Accounting  The financial statements of the Company are prepared on the accrual basis of accounting.    Basis of Presentation  The accompanying financial statements have been prepared in conformity with accounting principles  generally accepted in the United States of America (GAAP) as codified in the Financial Accounting  Standards Board’s (FASB) Accounting Standards Codification (ASC).     Use of Estimates  The preparation of  financial statements  in conformity with GAAP requires management  to make  estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of  contingent assets and liabilities, at the date of the financial statements and the reported amounts of  revenues and expenses during the reporting period. Actual results could differ from those estimates.     Variable Interest Entities  The Company issues GNMA HMBS securities by pooling eligible HECM loans through a custodian  and assigning rights to the loans to GNMA. GNMA provides credit enhancements for the HECM  loans  through certain guarantee provisions. These securitizations  involve variable  interest entities  (VIEs) as the trusts or similar vehicles, by design, that either (1) lack sufficient equity to permit the  entity to finance its activities without additional subordinated financial support from other parties,  or (2) have equity investors that do not have the ability to make significant decisions relating to the  entity’s operations through voting rights, or do not have the obligation to absorb the expected losses,  or do not have the right to receive the residual returns of the entity.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  9   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Variable Interest Entities (Continued)  The primary beneficiary of a VIE (i.e., the party that has a controlling financial interest) is required to  consolidate the assets and liabilities of the VIE. The primary beneficiary is the party that has both  (1) the power to direct the activities of an entity that most significantly impact the VIE’s economic  performance; and (2) through its interests in the VIE, the obligation to absorb losses or the right to  receive benefits from the VIE that could potentially be significant to the VIE. The Company typically  retains the right to service HECM loans sold or securitized by GNMA. Due to the significant influence  of GNMA over the VIEs that hold the assets from HECM loan securitizations, principally through  their rights and responsibilities as master servicer, the Company is not the primary beneficiary of the  VIEs and therefore the VIEs are not consolidated.    The Company performs on‐going reassessments of whether changes in the facts and circumstances  regarding the Company’s involvement with a VIE cause the Company’s consolidation determination  to change.    Cash and Cash Equivalents  For  cash  flow purposes,  the Company  considers  cash  and  temporary  investments with  original  maturities of three months or less, to be cash and cash equivalents. The Company has diversified its  credit  risk  for  cash by maintaining deposits  in  several  financial  institutions, which may at  times  exceed  amounts  covered  by  insurance  from  the  Federal  Deposit  Insurance  Corporation.  The  Company  evaluates  the  creditworthiness  of  these  financial  institutions  in  determining  the  risk  associated with these balances. The Company has not experienced any losses in such accounts and  believes it is not exposed to any significant credit risk related to cash and cash equivalents.    Restricted Cash  The Company maintains a cash balance that is restricted under a warehouse line of credit agreement.    Mortgage Loans Held for Sale, at Fair Value   Mortgage loans held for sale are carried at fair value under the fair value option with changes in fair  value recorded in gain on sale of mortgage loans held for sale on the statement of operations. The fair  value of mortgage loans held for sale committed to investors is calculated using observable market  information  such as  the  investor  commitment, assignment of  trade or other mandatory delivery  commitment prices. The Company bases the fair value of loans committed to Agency investors based  on the Agency’s quoted mortgage backed security (MBS) prices. The fair value of mortgage loans  held for sale not committed to investors is based on quoted best execution secondary market prices.  If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or  assets, such as MBS prices, adjusted for the specific attributes of that loan, which would be used by  other market participants.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  10   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Mortgage Loans Held for Sale, at Fair Value (Continued)   Gains and  losses  from  the sale of mortgage  loans held  for sale are recognized based upon  the  difference between  the sales proceeds and carrying value of  the  related  loans upon sale. Sales  proceeds reflect the cash received from investors through the sale of the loan and servicing release  premium.  If  the  related mortgage  servicing  right  (MSR)  is  sold  servicing  retained,  the MSR  addition is recorded in gain on sale of mortgage loans held for sale on the statement of operations.  Gain  on  sale  of mortgage  loans  held  for  sale  also  includes  the  unrealized  gains  and  losses  associated with the changes in the fair value of mortgage loans held for sale.    Mortgage loans held for sale are considered sold when the Company surrenders control over the  financial assets. Control is considered to have been surrendered when the transferred assets have  been  isolated  from  the Company,  beyond  the  reach  of  the Company  and  their  creditors;  the  purchaser obtains the right (free of conditions that constrain it from taking advantage of that right)  to pledge or exchange the transferred assets; and the Company does not maintain effective control  over  the  transferred  assets  through  either  an  agreement  that  both  entitles  and  obligates  the  Company to repurchase or redeem the transferred assets before their maturity or the ability to  unilaterally cause the holder to return specific financial assets. The Company typically considers  the  above  criteria  to  have  been met  upon  acceptance  and  receipt  of  sales  proceeds  from  the  purchaser.    Reverse Mortgage Loans Held for Investment, Subject to HMBS Obligations, at Fair Value  HECM loans are either sold to investors or pooled and securitized into HMBS and sold into the  secondary market with servicing  rights  retained. Reverse mortgage  loans held  for  investment,  subject to HMBS obligations, at fair value (LHFI) on the balance sheet includes reverse mortgage  loans, servicing advances and subsequent tail draws that have not yet been transferred to GNMA  securitization pools (HMBS) and reverse mortgage loans that have been repurchased from GNMA  securitization pools. The changes in fair value of these loans are recorded in income from reverse  mortgage loans held for investment, at fair value on the statement of operations.     HMBS Related Obligations, at Fair Value   Based on the structure of an HMBS, an approved HMBS issuer is required to repurchase HECM  loans out of  the GNMA securitization pools  if  the outstanding principal balance of  the related  HECM is equal to or greater than 98% of the maximum claim amount (MCA), which is defined as  the  lesser of a homeʹs appraised value at  the point  in  time  that  the conditional commitment  is  issued or  the maximum  loan  limit  that can be  insured by  the Federal Housing Administration  (FHA).

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  11    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    HMBS Related Obligations, at Fair Value (Continued)  The MCA  repurchase  requirement  of  the HECM  loans  from  the HMBS  does  not  allow  the  Company  to qualify  for  sale accounting. As a  result of not qualifying  for  sale accounting,  the  Company accounts for transfers of HECM loans into HMBS as secured borrowings. The secured  borrowings are recorded in HMBS related obligations, at fair value on the balance sheet, with no  gain  or  loss  on  the  transfer.  The HMBS  related  obligations,  at  fair  value  are measured  on  a  recurring basis.  The changes in fair value and interest expense on the obligation are recorded in  expenses related to HMBS obligations, at fair value on the statement of operations.     Revenue Recognition of Reverse Mortgage Loans Held for Investment, at Fair Value   The income from reverse mortgage loans held for investment, at fair value on the statement of  operations includes activity from the following (1) the interest the Company expects to collect on  the HECM loans; (2) gains or losses on hedging activities; (3) changes in the fair value of interest  rate  lock  commitments  related  to  future  LHFI;  (4)  premiums  on  loans  purchased  via  the  correspondent channel, which are capitalized upon origination as part of the purchase price, and  are subsequently measured at fair value on a recurring basis; and (5) the change in fair value of  servicing advances and tail draws eligible for HMBS securitizations and the change in fair value  of the previously securitized HECM loans.     Loan Origination Fees  Loan origination fees represent revenue earned from originating mortgage loans. Loan origination  fees generally represent a flat per‐loan fee amount based on a percentage of the original principal  loan  balance  and  are  recognized  as  revenue  at  the  time  the mortgage  loans  are  funded.  Loan  origination expenses are charged to operations as incurred.     Interest Income  Interest income on mortgage loans held for sale, at FV is recognized for the period from loan funding  to sale based upon the principal balance outstanding and stated interest rate.     Servicing and Other Fee Income  Servicing  and  other  fee  income  represents  certain  success  and  upfront  fees  pursuant  to  the  Collaboration and Transfer Agreement and is recognized into revenue at the time the initial HMBS  is securitized.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  12   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Revenue Recognition  FASB ASC 606, Revenue from Contracts with Customers (ASC 606), establishes principles for reporting  information about the nature, amount, timing and uncertainty of revenue and cash flows arising from  the entity’s contracts to provide goods or services to customers. The core principle requires an entity  to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects  the consideration  that  it expects  to be entitled  to  receive  in exchange  for  those goods or services  recognized  as  performance  obligations  are  satisfied.  The  majority  of  the  Company’s  revenue  generating  transactions  are  not  subject  to ASC  606,  including  revenue  generated  from  financial  instruments, such as the Company’s mortgage loans and derivatives, as well as revenue related to  the Company’s mortgage servicing activities, as these activities are subject to other GAAP discussed  elsewhere within the Company’s notes to financial statements.    Servicing Advances  Servicing  advances  represent  mortgage  insurance  premiums  advanced  on  behalf  of  HECM  borrowers.  Servicing  advances  are made  in  accordance with  the  servicing  agreements  and  are  recoverable through the collection of proceeds from subsequent securitizations of HMBS tail pools.  Servicing advances are initially recorded at the original advance balance. Upon eligibility for HMBS  securitization, servicing advances are carried at fair value under the fair value option and included  in  reverse mortgage  loans held  for  investment, subject  to HMBS obligations, at  fair value on  the  balance sheet, with changes in fair value recorded in income from reverse mortgage loans held for  investment, at fair value on the statement of operations. Servicing advances not eligible for HMBS  securitizations are carried at the original advance balance and are included in LHFI on the balance  sheet.  The Company periodically  reviews  servicing  advances  for  collectability  and  establishes  a  valuation allowance  for  estimated uncollectible amounts. No allowance has been  recorded as of  December 31, 2020, as management has determined that all amounts are fully collectible.    Capitalized Software Development Costs  FASB ASC 350‐40, Goodwill and Other—Internal‐Use Software (ASC 350‐40), requires the Company  to  expense  development  costs  as  they  are  incurred  in  the  preliminary  project  stage. Once  the  capitalization criteria of ASC 350‐40 have been met, external direct costs of materials and services  consumed in developing or obtaining internal‐use computer software, payroll and payroll related  costs  for  employees who  are directly  associated with  and who devote  time  to  the  internal‐use  computer  software;  as  well  as  related  consulting  fees  are  capitalized.  The  Company  did  not  capitalize or placed into service any internally developed software during the year ended December  31, 2020.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  13   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Property and Equipment, Net  Property and equipment is recorded at cost and depreciated or amortized using the straight line  method over the estimated useful lives of the assets. The following is a summary of property and  equipment at December 31, 2020:        The Company periodically assesses property and equipment  for  impairment whenever events or  circumstances  indicate  the carrying amount of an asset may exceed  its fair value. If property and  equipment  is  considered  impaired,  the  impairment  losses will  be  recorded  on  the  statement  of  operations. The Company did not recognize any impairment losses during the year ended December  31, 2020.     Interest Rate Lock Commitments   The Company holds and issues interest rate lock commitments (IRLCs) and futures contracts. IRLCs  are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest  rate risk on mandatory IRLCs, the Company enters into futures contracts. Management expects these  futures contracts to experience changes in fair value opposite to the changes in fair value of the IRLCs  thereby reducing earnings volatility. Futures contracts are also used to hedge the interest rate risk on  mortgage  loans held  for  sale and mortgage  loans held  for  investment  that are not committed  to  investors and still subject to price risk.       Useful lives  (years) Amounts Property and equipment, at cost Furniture and equipment 5 210,838$            Computer equipment and software 3‐5 440,909              Internally developed software 3 584,806              Leasehold improvements (a) 23,427                Total property and equipment, at cost 1,259,980           Accumulated depreciation and amortization  Furniture and equipment (133,494)             Computer equipment and software (217,157)             Internally developed software (396,369)             Leasehold improvements (22,828)              Total accumulated depreciation and amortization (769,848)             Total property and equipment, net 490,132$            (a) Amortized over the shorter of the related lease term or the estimated useful life of the assets.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  14   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Interest Rate Lock Commitments (Continued)  The Company considers various factors and strategies in determining what portion of the IRLCs  and uncommitted mortgage loans held for investment to economically hedge. During March 2020,  treasury yield fell to historically low levels, and the Company’s treasury positions closed out. As  a result, the Company does not have any outstanding treasury futures outstanding at December  31, 2020. The Company will actively reassess the interest rate hedges once the 10‐year Treasury  Yield exceeds 1.00%. Interest rate lock commitments are recognized as assets or liabilities on the  balance sheet at their fair value. Changes in the fair value of the IRLCs and futures contracts are  recognized  in  income  from  reverse mortgage  loans  held  for  investment,  at  fair  value  on  the  statement of operations in the period in which they occur.     Reverse Mortgage Interests, at Fair Value and Related Liabilities, at Fair Value  During the year ended December 31, 2019, the Company entered into a Collaboration and Transfer  Agreement with an unrelated entity. Pursuant to the agreement, the Company purchases HECM  loans and their associated MSR, securitizing the reconstituted loans under the GNMA program  into HMBS pools. The Company is the legal owner and the servicer of the HMBS portfolio and  provides  all  servicing  functions. The Company  sold  to  the  same  entity  the  right  to  receive  a  specified allocation of the cash flows generated from the HMBS portfolio. The Company retains a  base participation fee, along with the right to premiums on subsequent HECM tail securitizations.  Under  the  agreement,  the Company  is provided  a put option  repurchase guarantee  from  the  unrelated entity, whereby if the Company is required to repurchase and transfer a new loan or a  replacement  loan  of  similar  economic  characteristics  into  the  respective  portfolio,  then  the  Company can reassign the rights and obligations regarding that repurchase or transferred loan to  the  entity. The new or  replacement  loan will be governed by  the  same  terms  set  forth  in  the  Collaboration and Transfer Agreement.    Mortgage Servicing Rights and Revenue Recognition  FASB ASC 860‐50, Transfers and Servicing, requires that MSRs be initially recorded at fair value at  the  time  the  underlying  loans  are  sold.  To  determine  the  fair  value  of  the MSR  created,  the  Company uses a valuation model that calculates the net present value of future cash flows. The  valuation model  incorporates  assumptions  that market  participants would  use  in  estimating  future cash flows, estimated discount rates, estimated prepayment speeds, estimated liquidation  and foreclosure losses, estimated contractual participation fees, and estimated default rates. The  credit quality and stated interest rates of the HECM loans underlying the MSRs affects the inputs  used  in  the  cash  flow models. MSRs  are  not  actively  traded  in  open markets;  accordingly,  considerable  judgment  is  required  to estimate  their  fair value, and changes  in  these estimates  could materially  change  the  estimated  fair value. The Company accretes a  fixed  servicing  fee  margin monthly based on the outstanding principal balances of the sold HECM loans.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  15   A.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Mortgage Servicing Rights and Revenue Recognition (Continued)  After initially recording the MSRs at fair value, the Company has elected to subsequently report  its MSRs at fair value, during which  time  the Company  is exposed  to fair value risk related  to  changes in the fair value of the Company’s MSRs. Changes in fair value are recorded in valuation  adjustment and deletions of mortgage servicing rights on the statement of operations in the period  in which  changes  in  fair  value  occur. Estimates  of  remaining  loan  lives, prepayment  speeds,  liquidation and foreclosure losses are incorporated into the model.     These inputs can, and generally do, change from period to period as market conditions change.  Changes in these estimates could materially change the estimated fair value.    The key unobservable inputs used in determining the fair value of MSRs when they are initially  recorded are as follows for the year ended December 31, 2020:        During the year ended December 31, 2020, the Company and an unrelated entity entered into a  sale and servicing agreement. Under the agreement, the Company sells certain reverse mortgage  loans to the entity based on a commitment price. The Company retains the benefits and obligations  related  to  the MSRs.  The MSRs  related  to  the  private  proprietary  reverse mortgages  yield  a  servicing  fee margin, which  is agreed upon with  the unrelated entity as stated  in  the sale and  servicing agreement.    Issuer Loss Reserve  LHFI securitized by the Company, and which met investor and GNMA underwriting guidelines  at  the  time of  sale may be  subject  to  repurchase  in  the event of a mandatory purchase event;  default, bankruptcy, or death by borrower; or subsequent discovery that underwriting standards  were not met. Management has established a reserve for potential losses related to these events.  In  assessing  the  adequacy  of  the  reserve,  management  evaluates  various  factors  including  liquidation and  foreclosure  losses, known delinquent and other problem  loans, and  economic  trends and conditions  in the  industry. Actual  losses are charged to operations as  incurred. The  Company established an issuer loss reserve for estimated liquidation and foreclosure losses totaling  $4,178,025 at December 31, 2020, which is included in reverse mortgage loans held for investment,  subject to HMBS obligations, at fair value on the balance sheet. The issuer loss reserve is provided as  part of the overall LHFI valuation.         Inputs Average discount rate 12.00% Average prepayment speed 12.40%

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  16   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Issuer Loss Reserve (Continued)  Because of the uncertainty in the various estimates underlying the issuer loss reserve, there is a range  of losses in excess of the recorded issuer loss reserve that is reasonably possible. The estimate of the  range of possible loss is based on current available information, significant judgment, and a number  of assumptions that are subject to change.    Escrow and Fiduciary Funds   The Company maintains segregated bank accounts for escrow balances in trust for borrowers’ draws.  The balance of  the account  totaled $2,500,331 at December 31, 2020, which  is excluded  from  the  balance sheet.     Advertising and Marketing  Advertising and marketing is expensed as incurred and amounted to $3,633,212 for the year ended  December 31, 2020, and is included in general and administrative on the statement of operations.    Income Taxes   The  Company  has  elected  to  be  taxed  as  a  partnership  under  the  Internal  Revenue  Code.  Accordingly, no federal income tax provision and state income taxes, to the extent possible, have  been recorded in the financial statements, as all items of income and expense generated by the  Company are reported on the members’ income tax returns. The Company has no federal or state  tax examinations in process as of December 31, 2020.    Stock‐Based Compensation  Company management may grant executive common unit options to certain employees and non‐ employee directors under the executive common unit option plan. Under the plan, 5,250 executive  common  unit  options  were  available  to  be  issued,  with  each  unit  option  allowing  for  1,000  membership units to be purchased.     Common unit option awards are generally granted with an exercise price equal to the market price  of the Company’s executive common units at the date of grant. Grant‐date fair value is determined  using the Black‐Scholes pricing model adjusted for unique characteristics of the specific awards.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  17   A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Stock‐Based Compensation (Continued)  FASB ASC 718‐10, Compensation‐ Stock Compensation, requires compensation expense related to the  award  to be  recognized  for unit options  issued  to  employees over  the  required  requisite  service  period, generally defined as the vesting period, which is five years. For service period awards with  graded vesting, compensation expense is recognized based on the graded vesting basis (based on  each  respective  agreement)  over  the  requisite  service  period  for  the  entire  award.  Recognized  compensation expense related to the service period option awards was recognized and is included in  salaries, commissions, and employee benefits on the statement of operations. For performance‐based  awards, compensation expense is recognized over the requisite service period when the Company  determines that it is probable the performance condition will be achieved. At December 31, 2020,  management determined it is not estimable for the performance condition to be achieved and the  Company did not recognize compensation expense related  to  the performance‐based award. The  Company periodically evaluates the probability of the performance condition being achieved and  will recognize compensation expense when the performance condition is met.    Risks and Uncertainties  In the normal course of business, companies in the mortgage banking industry encounter certain  economic  and  regulatory  risks.  Economic  risks  include  interest  rate  risk  and  credit  risk.  The  Company is subject to interest rate risk to the extent that in a rising interest rate environment, the  Company may  experience a decrease  in  loan production, as well as decreases  in  the value of  mortgage loans held for investment and commitments to originate and purchase loans, which may  negatively impact the Company’s operations. Credit risk is the risk of default that may result from  the borrowers’  inability or unwillingness  to make contractually  required payments during  the  period  in which  loans  are  being  held  for  investment  prior  to  securitization  or  subsequent  to  securitization while serviced by the Company. Risks associated with HECMs and servicing HMBS  are subject  to  the Company’s ability  to accurately estimate  interest curtailment  liabilities,  fund  HECM repurchase obligations and principal additions, and  the ability  to securitize  the HECM  loans and tails.    The Company’s business requires substantial cash to support its operating activities. As a result,  the Company  is  dependent  on  its warehouse  lines  of  credit,  tail  financing  facility  and  other  financing facilities in order to finance its continued operations. If the Company’s principal lenders  decided to terminate or not to renew any of these financing facilities with the Company, the loss  of  borrowing  capacity  could  have  a  material  adverse  impact  on  the  Company’s  financial  statements unless the Company found a suitable alternative source.    The  recent  global  outlook  of COVID‐19  has  disrupted  economic markets,  and  the  prolonged  economic  impact  is  uncertain.  The  operational  and  financial  performance  of  the  Company  depends on future developments, including the duration and spread of the outbreak, and such  uncertainty may have an adverse impact on the Company’s financial performance.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  18   B. FINANCIAL STATEMENTS RESTATEMENT    Subsequent to the issuance of financial statements for the year ended December 31, 2020, with a report  date on February 10, 2021, management identified that certain transactions to transfer loans and issue  GNMA HMBS securities that were previously recorded as sales do not qualify for sale accounting in  accordance with GAAP and therefore restated certain accounts in the financial statements to correct  these errors. The restated financial statements account for such transfers as secured borrowings of  HECM  loans on  the balance  sheet,  include  the  related  income and expenses on  the  statement of  operations and the related changes on the statement of cash flows. There was no impact to previously  issued net income or membersʹ equity. The following are the accounts that were restated as of and  for the year ended December 31, 2020:         C. MORTGAGE LOANS HELD FOR SALE, AT FAIR VALUE    Mortgage loans held for sale are as follows, as restated, at December 31, 2020:          Originally Stated  As Adjusted  Mortgage loans held for sale, at fair value 119,014,693$      11,706,047$        Mortgage servicing rights, at fair value  74,780,341$        1,184,675$         Reverse mortgage loans held for investment,  ‐$                   5,109,221,590$   subject to HMBS obligations, at fair value HMBS related obligations, at fair value  ‐$                   (4,928,317,278)$  Income from reverse mortgage loans  held for investment, at fair value  ‐$                   290,845,520$      Interest income  2,469,393$         587,064$            Servicing and other fee income 2,184,569$         1,361,798$         Expenses related to HMBS obligations, at fair value  ‐$                   (223,854,510)$     Interest expense  (6,134,228)$        (2,784,593)$        Gain on sale of mortgage loans held for sale, net of direct costs 72,095,243$        2,951,232$         Participation fees 8,981,215$         ‐$                   Valuation adjustment and deletions of mortgage servicing rights (10,754,269)$      (264,589)$           Net cash used in operating activities (14,914,262)$      (34,811,413)$      Net cash used in investing activities (216,327)$           (1,530,462,145)$  Net cash provided by financing activities 26,490,948$        1,576,633,917$   Amounts Mortgage loans held for sale 11,000,848$        Fair value adjustment 705,199              11,706,047$

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS

D. ACCOUNTS RECEIVABLE AND ADVANCES

The following summarizes accounts receivable and advances at December 31, 2020:

		Amounts
Accounts receivable, trade	$	34,284
Prepaid scheduled draws		1,863,449
Other fee income receivable		388,349
Other receivables		119,964
	$	2,406,046

There were no servicing advances or accreted participation fees included in accounts receivable and advances on the balance sheet at December 31, 2020, as management determined that servicing advances and accreted participation fees were eligible to be securitized.

Prepaid scheduled draws represent funds related to HECM mortgage loans remitted to the Company's subservicer but not yet drawn by the borrowers, and therefore not eligible to be securitized. Other fee income receivable represents amounts due to the Company under the Collaboration and Transfer Agreement (Note G). Other receivables represent buyout funds related to loan repurchases.

The Company periodically evaluates the carrying value of accounts receivable and advance balances with delinquent balances written-off based on specific credit evaluations and circumstances of the debtor. No allowance for doubtful accounts has been established at December 31, 2020, as management has determined that all amounts are fully collectible.

E. INTEREST RATE LOCK COMMITMENTS

The Company enters into IRLCs to originate and purchase HECM mortgage loans held for sale and mortgage loans held for investment, at stated interest rate margins and within a specified period of time (generally between 30 and 180 days), with borrowers who have applied for a loan and have met certain credit and underwriting criteria. The IRLCs are adjusted for estimated costs to originate or purchase the loan as well as the probability that the mortgage loan will fund within the terms of the IRLC (the pullthrough rate). Estimated costs to originate include the acquisition price of the mortgage loans purchased through its correspondent channel, account executive and loan officer commissions and related employer payroll taxes, and lender credits. The pullthrough rate is based on estimated changes in market conditions, loan stage, and actual borrower behavior using a historical analysis of actual funding rates. The Company analyzes the pullthrough on a quarterly basis to ensure the pullthrough estimate is reasonable.

19

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  20   E.   INTEREST RATE LOCK COMMITMENTS (Continued)       The key unobservable inputs used in determining the fair value of IRLCs are as follows for the year  ended December 31, 2020:      The following summarizes IRLCs at December 31, 2020:      The notional amounts of mortgage loans held for sale and mortgage loans held for investment not  committed to investors amounted to approximately $106,000,000 at December 31, 2020.    The Company has exposure to credit loss in the event of contractual non‐performance by its trading  counterparties in financial instruments that the Company uses in its rate risk management activities.  The Company manages this credit risk by selecting only counterparties that the Company believes to  be financially strong, spreading the risk among multiple counterparties, by placing contractual limits  on the amount of unsecured credit extended to any single counterparty and by entering into netting  agreements with counterparties, as appropriate.    F. MORTGAGE SERVICING RIGHTS, AT FAIR VALUE    The following summarizes the activity of MSRs for the year ended December 31, 2020:      The  reverse mortgage  loans serviced are private  label securitizations and are not  insured against  losses by the FHA. The fair value of capitalized MSRs at December 31, 2020 was approximately  $1,185,000.      Inputs Average pullthrough rate 86.35% Average costs to originate 7.06% Fair Notional Value Amount IRLCs 4,778,352$       86,551,000$     MSR Balance, beginning of year 222,176$                    Additions due to loans sold, servicing retained 1,227,088                   Fair value adjustments  (264,589)                    Balance, end of year 1,184,675$                Unpaid principal balance (approximate) 119,990,000$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  21   F.   MORTGAGE SERVICING RIGHTS, AT FAIR VALUE (Continued)     The unobservable inputs used in determining the fair value of the Company’s MSRs are as follows  at December 31, 2020:      The hypothetical effect of an adverse change in these key unobservable inputs would result in a  decrease in fair value as follows at December 31, 2020:      These sensitivities are hypothetical and should be used with caution. As the table demonstrates,  the Company’s methodology for estimating the fair value of MSRs is highly sensitive to changes  in unobservable inputs. For example, actual prepayment experience may differ and any difference  may have a material effect on MSR fair value. Changes  in fair value resulting from changes  in  inputs generally cannot be extrapolated because the relationship of the change  in inputs to the  change in fair value may not be linear. Also, in this table, the effect of a variation in a particular  input on  the  fair value of  the MSRs  is calculated without changing any other  input;  in reality,  changes in one factor may be associated with changes in another (for example, decreases in market  interest rates may  indicate higher prepayments; however, this may be partially offset by  lower  prepayments due  to other  factors  such  as  a borrower’s diminished opportunity  to  refinance),  which may magnify or counteract the sensitivities. Thus, any measurement of MSR fair value is  limited by the conditions existing and inputs made as of a particular point in time. Those inputs  may not be appropriate if they are applied to a different point in time.      Inputs Average discount rate 12.00% Average prepayment speed 16.80% Inputs Discount rates:    Effect on value ‐ 1% adverse change (65,879)$                   Effect on value ‐ 2% adverse change (124,999)$              Prepayment speeds:    Effect on value ‐ 5% adverse change (44,042)$                   Effect on value ‐ 10% adverse change (85,632)$

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS

G. REVERSE MORTGAGE INTERESTS AND RELATED LIABILITY

Pursuant to the Collaboration and Transfer Agreement, the Company sells to an unrelated entity the right to receive a portion of the cash flows generated from the Company's RMI portfolio. The retained portions include the contractual base servicing fee and the expected premiums on subsequent securitizations of HECM tail pools. The Company continues to be the named issuer and servicer, and, for accounting purposes, ownership of the RMI portfolio resides with the Company. Accordingly, the Company records the reverse mortgages interests and related liability, associated with this transaction, at fair value on its balance sheet. The Company evaluated these transactions to determine if they are sales or secured borrowings and has determined that they fall under secured borrowing.

The reverse mortgage interests and related liability is as follows at December 31, 2020:

		Amounts
Reverse mortgage interests, fair value	$	24,758,759
Less: retained portions		(4,305,190)
Reverse mortgage interests liabilities, at fair value	$	20,453,569

The Company obtains a valuation from a valuation company on an annual basis to support the reasonableness of the fair value of the reverse mortgage interests and the related liability. The unpaid principal balance securitized under the secured financing arrangement with the unrelated entity approximated $1,732,349,000 at December 31, 2020 and is included in HMBS obligations.

The following summarizes the activity of RMIs for the year ended December 31, 2020:

		RMI, Asset		RMI, Liability		Retained Portion
Balance, beginning of year	$	14,803,055	$	11,475,839	$	3,327,216
Additions		8,872,130		7,487,471		1,384,659
Valuation adjustments and deletions		1,083,574		1,490,259		(406,685)
Balance, end of year	$	24,758,759	$	20,453,569	$	4,305,190

The fair value of the capitalized retained portions related to the reverse mortgage interests totaled $4,305,190 and current year amounts are included in servicing and other fee income on the statement of operations.

22

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  23   G.  REVERSE MORTGAGE INTERESTS AND RELATED LIABILITY (Continued)     The key unobservable  inputs used  in determining  the  fair value of  the Company’s valuation of  reverse mortgage interests and related liability is as follows at December 31, 2020:        The following table shows the hypothetical effect on the Company’s reverse mortgage interests, at  fair  value when  applying  certain  unfavorable  variations  of  key  unobservable  inputs  to  these  liabilities at December 31, 2020:      As the cash flow inputs utilized in determining the fair value amounts in the reverse mortgage  interests, at fair value are based on the related cash flow inputs utilized in the financed reverse  mortgage interests, any fair value changes recognized in the financed reverse mortgage interests  attributable to a related cash flow input would inherently have an inverse impact on the carrying  amount of the related reverse mortgage interests. For example, while an increase in discount rates  would  negatively  impact  the  value  of  the Company’s  financed  reverse mortgage  interests,  it  would  reduce  the  carrying  value  of  the  associated  reverse mortgage  interests  liability.  These  hypothetical sensitivities should be evaluated with care. The effect on fair value of a 10% variation  in inputs generally cannot be determined because the relationship of the change in inputs to the  fair value may not be linear. Additionally, the impact of a variation in a particular a input on the  fair value is calculated while holding other inputs constant. In reality, changes in one input may  lead to changes in other inputs, which could impact the above hypothetical effects. Also, a positive  change in the above inputs would not necessarily correlate with the corresponding decrease in the  net carrying amount of the financed reverse mortgage interests.       Inputs  Average discount rate 12.00% Lifetime prepayment speeds 14.41% Average servicing fees 0.36 Average age of borrower 74 Weighted average life 4.51 Inputs  Discount rates:    Effect on value ‐ 1% adverse change (750,029)$                 Effect on value ‐ 2% adverse change (1,457,634)$           Prepayment speeds:    Effect on value ‐ 5% adverse change (420,898)$                 Effect on value ‐ 10% adverse change (817,039)$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  24   G.  REVERSE MORTGAGE INTERESTS AND RELATED LIABILITY (Continued)     Pursuant to the Collaboration and Transfer Agreement (Agreement), the Company earns upfront  and  success  fees  related  to  the  initial  securitizations  of HECM  loans. During  the  year  ended  December  31,  2020,  the  Company  recognized  $383,830  related  to  those  fees,  which  are  not  capitalized  and  is  included  in  servicing  and  fee  income  on  the  statement  of  operations.  The  Company also earns a contractual servicing fee to service the HECM loans. During the year ended  December 31, 2020, the Company recognized $977,974 related to the capitalized fair value of the  retained portion related to the RMI portfolio, which is included in servicing and fee income on the  statement of operations. Proceeds from the future securitizations are remitted to the entity, net of  servicing and fee income. Amounts due under the Agreement from the unrelated entity amounted  to $388,349 at December 31, 2020, which is included in accounts receivable and advances on the  balance sheet. Future securitizations proceeds due to the unrelated entity amounted to $3,535,396  at December 31, 2020, and is included in accounts payable and accrued expenses on the balance  sheet. Amounts due to the unrelated entity are remitted and paid when the respective loans are  securitized or monetized.    H. REVERSE MORTGAGE LOANS HELD FOR INVESTMENT, SUBJECT TO HMBS  OBLIGATIONS, AT FAIR VALUE    Reverse mortgage  loans held  for  investment, subject  to HMBS obligations, at  fair value are as  follows, as restated, at December 31, 2020:           Loans Held For  Investment  HMBS Related  Obligations, at  Fair Value  Beginning balance 3,411,434,082$        3,271,254,942$    Originations/purchases 1,929,623,192          ‐                           Securitization of HECM loans     accounted for as financing  ‐                              1,948,821,619       Repayments (principal payments received)  (399,377,375)            (398,678,651)         Change in fair value  167,541,691             106,919,368          Ending balance 5,109,221,590$        4,928,317,278$    Securitized loans (pledged to HMBS related    obligations) 5,001,912,944$        4,928,317,278$       Unsecuritized loans 107,308,646             Total  5,109,221,590$

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS

H. REVERSE MORTGAGE LOANS HELD FOR INVESTMENT, SUBJECT TO HMBS OBLIGATIONS, AT FAIR VALUE (Continued)

The below are the amounts recognized in income from reverse mortgage loans held for investment, at fair value on the statements of operations, as restated, as of December 31, 2020:

Coupon income of mortgage loans held for investment	$	125,271,831
Change in fair value of reverse mortgage loans held for investment, net of direct costs of $104,825,634		167,541,691
Hedge gains/(losses)		(1,968,002)
Income on reverse mortgage loans held for investment, at fair value	$	290,845,520

HECM loans securitized into HMBS are not actively traded in open markets with readily observable market prices.

The Company determines the fair value HECM loans securitized into HMBS utilizing a present value methodology that discounts estimated projected cash flows over the life of the loan portfolio using prepayment, borrower mortality, borrower draw and discounts rate assumptions management believes a market participant would use in estimating fair value. The significant unobservable inputs used in the measurement include:

Lifetime prepayment speeds - the Company projects borrower prepayment rates which considers borrower age and gender and is based on historical termination rates. The outputs of borrower prepayment rates, which include both voluntary and involuntary prepayments, are utilized to anticipate future terminations.

Loss Frequency/Severity - termination proceeds are adjusted for expected loss frequencies and severities to arrive at net proceeds that will be provided upon final resolution. Historical experience is utilized to estimate the loss rates resulting from scenarios where FHA insurance proceeds are not expected to cover all principal and interest outstanding and, as servicer, the Company is exposed to losses upon resolution of the loan. Loss frequency and severities are based upon the historical experience with specific loan resolution waterfalls.

Due and Payable Triggers - the input for terminations not attributable to an FHA assignment is based on historical foreclosure and liquidation experience.

Discount Rate - derived based upon reference to yields required by market participants for recent transactions in the HECM loan bulk market adjusted based upon weighted average life of the loan portfolio. This rate reflects what the Company believes to be a market participant's required yield on HECM loans of similar weighted average lives. The yield spread is applied over interpolated benchmark curve or as a spread over collateral forward curve.

25

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  26   H.  REVERSE MORTGAGE LOANS HELD FOR INVESTMENT, SUBJECT TO HMBS  OBLIGATIONS, AT FAIR VALUE (Continued)    Borrower Draw Rates ‐ the draw curve is estimated based upon the historical experience with the  specific product type contemplating the borrower’s age and loan age.    The following table presents the significant unobservable inputs used in the fair value measurement  of reverse mortgage loans held for investment, subject to HMBS obligations. If items are not identified  below they are not considered to be a meaningful input for the year ended December 31, 2020:        Significant  increases  or  decreases  in  any  of  these  assumptions  in  isolation  could  result  in  a  significantly lower or higher fair value. The effects of changes in the assumptions used to value the  LHFI,  excluding  future  draw  commitments,  are partially  offset  by  the  effects  of  changes  in  the  assumptions used to value the HMBS related obligations, at fair value that are associated with these  loans.    I.   HMBS RELATED OBLIGATIONS, AT FAIR VALUE     The Company determines the valuation of the HMBS obligation using Level 3 unobservable market  inputs. The estimated fair value is based on the net present value of projected cash flows over the  estimated  life of  the  liability. The estimated  fair value of  the HMBS obligations also  includes  the  consideration required by a market participant to transfer the HECM and HMBS servicing obligations  including exposure resulting from shortfalls in FHA insurance proceeds.    The Company’s valuation considers assumptions that it believes a market participant would consider  in valuing the liability, including, but not limited to, assumptions for repayment, costs to transfer  servicing  obligations,  shortfalls  in  FHA  insurance  proceeds,  and  discount  rates.  The  significant  unobservable inputs used in the measurement include:    Lifetime prepayment  speeds  ‐  the conditional  repayment  rate curve  considers borrower age and  gender is based on historical termination rates.    Discount Rate ‐ derived based on an assessment of current market yields and spreads that a market  participant would consider for entering into an obligation to pass FHA insured cash flows through  to holders of the HMBS beneficial interests. Yield spread applied over interpolated benchmark curve  or as a spread over collateral forward curve.    Inputs  Average discount rate .40% ‐ 2.88% Lifetime prepayment speeds 14.41% Average servicing fees 0.36 Average age of borrower 74 Weighted average life 4.51

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  27   I.  HMBS RELATED OBLIGATIONS, AT FAIR VALUE (Continued)    Monthly cash flows generated from the HECM loans are used to service the outstanding HMBS.    HMBS related obligations, at fair value, consists of the following at December 31, 2020:        The Company was servicing 489 GNMA loan pools at December 31, 2020.    J.   NOTES PAYABLE, MEMBER    The Company had $12,500,000 in notes payable to a member at December 31, 2019. Interest was at  15% to 18% per annum and was due February 2020. Interest and principal were due at maturity. The  Company had all accounts including, but not limited to, cash and cash equivalents, property and  equipment, MSRs, and mortgage loans held for sale and investment pledged as collateral under the  above notes payable. During  the year  ended December 31, 2020,  the Company  incurred  interest  expense related to the notes payable totaling $168,573, which is included in interest expense on the  statement of operations. During the year ended December 31, 2020, the Company paid off all notes  payable, including any outstanding accrued interest expense.      GNMA loan pools ‐ UPB  $      4,641,441,977  Fair value adjustments              286,875,301  Total HMBS related obligations, at fair value  $      4,928,317,278  Weighted average life 4.51 Weighted average interest rate 2.53% Lifetime prepayment speeds 14.41% Discount rate .17% ‐ 2.70%

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS

K. WAREHOUSE LINE OF CREDIT AGREEMENTS

The Company has the following warehouse line of credit agreements at December 31, 2020:

Facility Type	Maturity	Line Amount	Interest Rate	Restricted Cash	Outstanding Balance
WHLOC	April 2021	$125,000,000	LIBOR plus 2.50%, with a floor rate of 3.25%	$ 1,250,000	$71,465,077
WHLOC	April 2021	$ 20,000,000	LIBOR plus 2.75% to 3.75%	-	19,544,511
WHLOC	May 2020	$ 50,000,000	LIBOR plus 2.75%	-	-
				$ 1,250,000	$91,009,588

As of December 31, 2020, the Company had mortgage loans held for sale and held for investment pledged as collateral under the above warehouse line of credit agreements. The above agreements also contain covenants which include certain financial requirements, including maintenance of minimum tangible net worth, minimum liquid assets, maximum funding capacity ratio and positive net income, as defined in the agreements. The Company renewed the warehouse line of credit agreements when they matured with the exception of the warehouse line of credit that expired in May 2020.

L. TAIL FINANCING FACILITY

The Company has the following tail financing facility at December 31:

Facility Type	Maturity	Line Amount	Interest Rate	Collateral	Outstanding Balance
Tail Facility	April 2021	$ 25,000,000	Prime rate plus 0.50%, with a floor rate of 5.00%	HECM Tails	$ 7,896,047

The above facility also contains covenants which include certain financial requirements, including maintenance of minimum tangible net worth, minimum liquid assets, minimum current ratio, maximum debt to net worth ratio, and positive net income, as defined in the agreement. The Company renewed the tail financing facility when it matured.

28

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  29   M.  OPERATING LINE OF CREDIT    During  the year ended December 31, 2020,  the Company entered  into an operating  line of credit  agreement. A summary of the operating line of credit agreement is as follows at December 31, 2020:      The above agreement contains covenants which  include certain  financial  requirements,  including  maintenance of minimum  tangible net worth, minimum  liquid assets, and maximum debt  to net  worth ratio, as defined in the agreement.     N.  STOCK‐BASED COMPENSATION     A summary of the activity in the stock option plan is as follows for the year ended December 31,  2020:      There were no stock options exercised or granted during the year ended December 31, 2020.    The Company recognized total stock‐based compensation expense related to stock options of $60,907  for the year ended December 31, 2020. Total unrecognized stock‐based compensation costs related to  non‐vested service stock options totaled $234,295 at December 31, 2020. Total unrecognized stock‐ based  compensation  costs  related  to  non‐vested  performance  stock  options  totaled  $434,462  at  December 31, 2020. There are 942 vested options that are exercisable at December 31, 2020.    O.  MEMBERS’ EQUITY    Executive Common Units   The Company has authorized 10,000 executive common units, of which 361 units were issued and  outstanding at December 31, 2020.    Facility Type Maturity Line Amount Interest Rate Collateral Operating  LOC January 2025 45,000,000$   LIBOR plus  5.00%, with a  LIBOR floor  rate of 2.20% HECM  MSRs 27,500,000$  Outstanding  Balance Weighted  Weighted  Average Average Grant Date  Remaining Shares Fair Value Term (Years) Outstanding, beginning of year 4,175                  208.13$              7.60 Forfeited or expired (130)                   (156.12)               ‐ Outstanding, end of year 4,045                  179.44$              6.63

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  30   O.  MEMBERS’ EQUITY (Continued)    Sponsored Preferred Units  The Company has authorized 50,000 sponsored preferred units, of which 45,000 units were issued  and outstanding at December 31, 2020.     P.   EMPLOYEE BENEFIT PLAN    The Company has a 401(k) plan covering substantially all employees. Employees may contribute  amounts subject to certain Internal Revenue Service and plan limitations. The Company may make  discretionary matching and non‐elective contributions. The Company made $411,157 in contributions  to the plan for the year ended December 31, 2020.    Q.  COMMITMENTS AND CONTINGENCIES    Commitments to Extend Credit  The Company enters into IRLCs with borrowers who have applied for residential mortgage loans  and commitments to purchase loans with third party originators who have met certain credit and  underwriting criteria. These commitments expose the Company to market risk if interest rates change  and the underlying loan is not economically hedged or committed to an investor. The Company is  also exposed to credit loss if the loan is originated and not sold to an investor and the mortgagor does  not perform. The collateral upon extension of credit typically consists of a first deed of trust in the  mortgagor’s residential property. Commitments  to originate or purchase  loans do not necessarily  reflect future cash requirements as some commitments are expected to expire without being drawn  upon. Total commitments to originate or purchase loans approximated $100,230,000 at December 31,  2020.     The Company  is  required  to  fund  further borrower advances  (where  the borrower has not  fully  drawn down the HECM loan proceeds available to them), and to additionally fund the payment of  the  borrower’s  obligation  to  pay  the  FHA  their monthly  insurance  premium.  The  outstanding  unfunded  commitments  available  to  borrowers  related  to  HECM  loans  was  approximately  $1,076,000,000 as of December 31, 2020. This additional borrowing capacity is primarily in the form  of undrawn lines of credit.

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS

Q. COMMITMENTS AND CONTINGENCIES (Continued)

HMBS Issuer Obligations

As an HMBS issuer, the Company assumes certain obligations related to each security issued. The most significant obligation is the requirement to purchase loans out of the Ginnie Mae securitization pools if the outstanding principal balance of the related HECM is equal to or greater than 98% of the maximum claim amount (MCA repurchases). Active repurchased loans are assigned to HUD and payment is received from HUD, typically within 60 days of repurchase. HUD reimburses the Company for the outstanding principal balance on the loan up to the maximum claim amount. The Company bears the risk of exposure if the amount of the outstanding principal balance on a loan exceeds the maximum claim amount. Inactive repurchased loans (the borrower is deceased, no longer occupies the property or is delinquent on tax and insurance payments) are generally liquidated through foreclosure and subsequent sale of REO, with a claim filed with HUD for recoverable remaining principal and advance balances. The recovery timeline for inactive repurchased loans depends on various factors, including foreclosure status at the time of repurchase, state-level foreclosure timelines, and the post-foreclosure REO liquidation timeline. The timing and amount of the Company obligation with respect to MCA repurchases is uncertain as repurchase is dependent largely on circumstances outside of the Company's control including the amount and timing of future draws and the status of the loan. MCA repurchases are expected to continue to increase due to the increased flow of HECMs and REO that are reaching 98% of their maximum claim amount. In addition to having to fund these repurchases, the Company also typically earns a lower interest rate and incurs certain non-reimbursable costs during the process of liquidating nonperforming loans.

Activity with regard to HMBS repurchases, including MCA repurchases, as restated, at December 31, 2020:

	Active		Inactive		Total	
	Number	Amount	Number	Amount	Number	Amount
Beginning balance	-	$ -	-	$ -	-	$ -
Additions (1)	125	27,348,340	64	11,292,806	189	38,641,146
Changes to UPB (2)	-	82	-	14,771	-	14,853
Transfers (1)	(124)	(27,286,676)	(63)	(11,249,360)	(187)	(38,536,036)
Ending Balance	1	$ 61,746	1	$ 58,217	2	$ 119,963

(1) The Company repurchased $38,641,146 of GNMA HECM loans subject to the 98% MCA requirement from GNMA HMBS pools during the year ended December 31, 2020, of which (2) $38,536,036 was subsequently transferred to a third party in accordance with a put option guaranty under the Collaboration and Transfer Agreement.

(2) Unpaid principal balance adjustment.

31

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  32   Q.  COMMITMENTS AND CONTINGENCIES (Continued)     Regulatory Contingencies  The Company is subject to periodic audits and examinations, both formal and informal in nature,  from various  federal and  state agencies,  including  those made as part of  regulatory oversight of  mortgage origination, servicing and financing activities. Such audits and examinations could result  in additional actions, penalties or fines by state or  federal governmental bodies, regulators or  the  courts.    Operating Leases  The Company leases office space under various operating lease arrangements, which expire through  May 2022. Total rent expense under all operating leases amounted to $310,847 for the year ended  December 31, 2020, and are included in occupancy, equipment and communication on the statement  of operations.    Future minimum rental payments under long‐term operating leases are as follows at December 31,  2020:      Legal  The Company operates  in a highly regulated  industry and may be  involved  in various  legal and  regulatory proceedings, lawsuits and other claims arising in the ordinary course of its business. The  amount, if any, of ultimate liability with respect to such matters cannot be determined, but despite  the inherent uncertainties of litigation, management currently believes that the ultimate disposition  of  any  such proceedings  and  exposure will not have,  individually or  taken  together,  a material  adverse  effect  on  the  financial  condition,  results  of  operations,  or  cash  flows  of  the  Company.  However, actual outcomes may differ from those expected and could have a material effect on the  Company’s financial position, results of its operations or cash flows in a future period. The Company  accrues for losses when they are probable to occur, and such losses are reasonably estimable. Legal  costs are expensed as incurred and are included in general and administrative on the statement of  operations.              Year Ending December 31, Amounts 2021 211,953$            2022 133,544              345,497$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  33   R.   FAIR VALUE MEASUREMENTS    FASB ASC 820, Fair Value Measurements and Disclosures, (ASC 820) defines fair value as the price  that would be  received upon sale of an asset or paid upon  transfer of a  liability  in an orderly  transaction between market participants at  the measurement date and  in  the principal or most  advantageous market  for  that  asset  or  liability. The  fair  value  should  be  calculated  based  on  assumptions that market participants would use in pricing the asset or liability, not assumptions  specific to the entity.    ASC 820 specifies a hierarchy of valuation  techniques based upon whether  the  inputs  to  those  valuation  techniques  reflect assumptions other market participants would use based upon  the  market data obtained from independent sources (observable inputs). In accordance with ASC 820,  the following summarizes the fair value hierarchy:    Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active  market that the Company has the ability to access.    Level 2 Inputs – Inputs other than the quoted market prices in active markets that are observable  either directly or indirectly.    Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and  significant to the overall fair value measurements.    ASC  820  requires  the  use  of  observable market  data, when  available,  in making  fair  value  measurements. When  inputs  used  to  measure  fair  value  fall  within  different  levels  of  the  hierarchy, the level within which the fair value measurement is categorized is based on the lowest  level input that is significant to the fair value measurements. Valuation techniques used need to  maximize the use of observable inputs and minimize the use of unobservable inputs.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  34   R.   FAIR VALUE MEASUREMENTS (Continued)    While the Company believes its valuation methods are appropriate and consistent with those used  by other market participants, the use of different methods or assumptions to estimate the fair value  of certain financial statement items could result in a different estimate of fair value at the reporting  date.  The  significant  unobservable  inputs  used  in  the  fair  value measurement may  result  in  significantly different fair value measurements if any of those inputs were to change in isolation.  Generally,  a  change  in  the  assumptions  used  in  the  fair  value  measurement  would  be  accompanied by a directionally opposite change  in other assumptions. Those estimated values  may differ significantly from the values that would have been used had a readily available market  for such items existed, or had such items been liquidated, and those differences could be material  to the financial statement.    The  following  is  a  description  of  the  valuation methodologies  used  for  assets  and  liabilities  measured at fair value. There have been no changes in the methodologies used at December 31,  2020.     Mortgage loans held for sale (MLHFS) – The fair value of mortgage loans held for sale is based on,  when possible, quoted HMBS prices and estimates of the fair value of the related MSRs. If no such  quoted price exists, the fair value of a loan is determined using quoted prices for a similar asset or  assets, adjusted  for  the  specific attributes of  that  loan, which would be used by other market  participants.    Interest  Rate  Lock  Commitments  –  The  fair  value  of  IRLCs  is  based  on  valuation  models  incorporating market pricing for instruments with similar characteristics, commonly referred to  as best execution pricing. The valuation models used to value the IRLCs have unobservable inputs,  such as an estimate of the fair value of the servicing rights expected to be recorded upon sale of  the  loans,  estimated  costs  to  originate  the  loans,  and  the  pullthrough  rate,  and  are  therefore  classified as Level 3 within the fair value hierarchy.     The  fair value of  treasury  futures contracts  is based on  the quoted sales price on  the exchange  where  they are principally  traded and are  therefore classified as Level 2 within  the  fair value  hierarchy.    Mortgage servicing rights – The fair value of MSRs is difficult to determine because MSRs are not  actively  traded  in observable stand‐alone markets. The Company uses a discounted cash  flow  approach to estimate the fair value of MSRs. This approach consists of projecting net servicing  cash flows discounted at a rate that management believes market participants would use in their  determinations of fair value. The key unobservable inputs used in the estimation of the fair value  of MSRs  include prepayment  speeds, discount  rates, default  rates,  cost  to  service,  contractual  servicing fees, escrow earnings and ancillary income.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  35   R.   FAIR VALUE MEASUREMENTS (Continued)    Mortgage Loans held for investment (LHFI) – The fair value of LHFI is based on the expected future  cash flows discounted over the expected life of the loans at a rate commensurate with the risk of  the estimated  cash  flows,  including  future draw commitments  for HECM  loans.  Inputs of  the  discounted cash flows of these assets may include future draws and tail spread gains, voluntary  prepayments,  defaults,  and  discount  rate.  LHFI  is  classified  as  Level  3 within  the  fair  value  hierarchy.    HMBS related obligations, at fair value – The fair value of HMBS related obligations, at fair value is  based on a discounted cash flow approach, by discounting the projected recovery of principal and  interest over the estimated life of the borrowing at a market rate commensurate with the risk of  the estimated cash flows. HMBS related obligations, at fair value are classified as Level 3 within  the fair value hierarchy.    Reverse mortgage  interests and related  liability – The Company estimates fair value on a recurring  basis based on the net present value of future expected discounted cash flows with the discount  rate  approximating  current  market  value  for  similar  financial  instruments.  The  cash  flow  assumptions and prepayment assumptions used in the model are based on various factors, with  the key assumptions being mortgage prepayment speeds, average life, recapture rates, liquidity  and foreclosure losses, projected securitization premiums, and discount rate. As these prices are  derived from valuation models, the Company classifies these valuations as Level 3 within the fair  value hierarchy.    The Company engages valuation experts to support the valuation and provide observations and  assumptions related to market activities. The Company evaluates the reasonableness of the fair  value estimate and assumptions using historical experience, or cash flow back‐testing, adjusted  for  prevailing market  conditions  and  benchmarks  with  valuations.  Significant  unobservable  assumptions include voluntary prepayment speeds, defaults and discount rate. The conditional  prepayment speed assumption displayed in the table below is inclusive of voluntary (repayment  or payoff) and  involuntary (inactive/delinquent status and default) prepayments. The discount  rate assumption is primarily based on an assessment of current market yields on reverse mortgage  loan and tail securitizations, expected duration of the asset and current market interest rates.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  36   R.   FAIR VALUE MEASUREMENTS (Continued)    Assets and Liabilities Measured at Fair Value  The following are the major categories of assets and liabilities measured at fair value on a recurring  basis, as restated, as of December 31, 2020:      The following are the changes in fair value of Level 2 assets and liabilities measured at fair value  on a recurring basis, as restated, for the year ended December 31, 2020:       The Company does not have any impaired assets or liabilities that are recorded at fair value on a  non‐recurring basis as of December 31, 2020.         Description Level 1 Level 2 Level 3 Total Mortgage loans held for sale ‐$               11,706,047$       ‐$                   11,706,047$         IRLCs 4,778,352            4,778,352            LHFI ‐                ‐                    5,109,221,590     5,109,221,590      MSRs ‐                ‐                    1,184,675            1,184,675            HMBS related obligations ‐                ‐                    (4,928,317,278)    (4,928,317,278)     Reverse mortgage interests ‐                ‐                    24,758,759          24,758,759          Reverse mortgage interests related liabilty  ‐                ‐                    (20,453,569)         (20,453,569)         Total ‐$               11,706,047$       191,172,529$      202,878,576$       Description Amounts  MLHFS 321,572$             Treasury futures 28,984                Total 350,556$

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS

R. FAIR VALUE MEASUREMENTS (Continued)

Level 3 Purchases, Issuances and Transfers

The following is a summary of the Company's purchases, issuances, and transfers of assets which are measured at fair value on a recurring and non-recurring basis using Level 3 inputs during the year ended December 31, 2020:

	MSRs	LHFI	HMBS related obligations, at fair value	IRLCs	RMI
Purchases	$ -	$ -	$ -	$ -	$ -
Issuances (c)	$ 1,227,088	$ 1,929,623,192	$ 1,948,821,619	$ 40,784,490	$ 1,384,659
Transfers into Level 3	$ -	$ -	$ -	$ -	$ -
Transfers out of Level 3 (d)	$ -	$ -	$ -	$ 6,244,029	$ -

(c) Issuances of Level 3 MSRs represent additions due to loans sold, servicing retained. Issuance of Level 3 LHFI and HMBS related obligations, at fair value represent HECM loans pooled into GNMA guaranteed securities, that do not qualify for sale accounting. Issuances of Level 3 IRLCs represent the lock-date market value of IRLCs issued to borrowers during the year, net of estimated pullthrough and costs to originate. Issuances of Level 3 reverse mortgage interests represent retained portions of reverse mortgage loans pursuant to the secured financing arrangement, net of related liability, at fair value.

(d) IRLCs transferred out of Level 3 represent IRLCs that were funded and moved to mortgage loans held for sale, at fair value.

Fair Value of Other Financial Instruments

Due to their short-term nature, the carrying value of cash and cash equivalents, restricted cash, certificate of deposit, short-term receivables, short-term payables, warehouse line of credit agreements, tail financing facility, and operating line of credit agreement approximate their fair value at December 31, 2020.

S. OTHER SUPPLEMENTAL INFORMATION

As of December 31, 2020, reverse mortgage loans held for investment, subject to HMBS obligations, at fair value of $5.1 billion, do not have a cost basis for federal income tax purposes since these loans have been deemed to be sold for tax purposes but do not meet the requirements for true sale under U.S. GAAP. Fair value of mortgage loans held for sale approximates the cost basis for federal income tax purposes. As of December 31, 2020, the aggregate cost basis for federal income tax purposes was $11.7 million.

37

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS

S. OTHER SUPPLEMENTAL INFORMATION (Continued)

The below table provides details on the range of interest rates and number of loans for all mortgage loans held as of December 31, 2020:

Asset Type	Descritpion	Number of Loans	Interest Rate	Fair Value of Mortgages
Reverse mortgage loans held for investment, subject to HMBS obligations	$0- $100,000	6,569	0.81% - 6.38%	$ 474,680,552
Reverse mortgage loans held for investment, subject to HMBS obligations	$100,001-$200,000	10,403	0.81% - 5.63%	1,662,694,404
Reverse mortgage loans held for investment, subject to HMBS obligations	$200,001-$300,000	6,183	0.81% - 6.50%	1,611,912,315
Reverse mortgage loans held for investment, subject to HMBS obligations	$300,001-$400,000	2,735	0.81% - 5.50%	983,438,217
Reverse mortgage loans held for investment, subject to HMBS obligations	$400,001-$500,000	697	1.13% - 5.58%	330,914,618
Reverse mortgage loans held for investment, subject to HMBS obligations	$500,001+	81	1.63% - 5.58%	45,581,484
Total Reverse mortgage loans held for investment, subject to HMBS obligations				5,109,221,590
Mortgage loans held for sale	$0- $100,000	-	- -	-
Mortgage loans held for sale	$100,001-$200,000	-	- -	-
Mortgage loans held for sale	$200,001-$300,000	1	5.50% - 5.50%	215,140
Mortgage loans held for sale	$300,001-$400,000	1	5.50% - 5.50%	359,773
Mortgage loans held for sale	$400,001-$500,000	1	7.13% - 7.13%	489,586
Mortgage loans held for sale	$500,001+	12	5.50% - 6.99%	10,641,548
Total Mortgage loans held for sale				11,706,047
Total Mortgage Loans				$ 5,120,927,637

T. SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 1, 2021, the date on which the financial statement were available to be issued.

38

UNAUDITED FINANCIAL STATEMENTS FOR LONGBRIDGE FINANCIAL, LLC AS OF DECEMBER 31, 2019 AND  FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018 Assurance | Tax | Advisory

LONGBRIDGE FINANCIAL, LLC TABLE OF CONTENTS Page  FINANCIAL STATEMENTS Unaudited Balance Sheet 1 Unaudited Statements of Operations 2 Unaudited Statements of Changes in Membersʹ Equity 3 Unaudited Statements of Cash Flows 4 ‐ 5 Notes to Financial Statements ‐ Unaudited   6 ‐ 37

Unaudited And As Restated, December 31, 2019 ASSETS Cash and cash equivalents 13,203,805$               Certificate of deposit 208,100                      Escrow cash 781,980                      Restricted cash 1,250,000                   Mortgage loans held for sale, at fair value 7,047,270                   Accounts receivable and advances 3,415,023                   Interest rate lock commitments 2,142,398                   Prepaid expenses 525,551                      Property and equipment, net 558,224                      Mortgage servicing rights, at fair value 222,176                      Reverse mortgage interests, at fair value 14,803,061                 Reverse mortgage loans held for investment,  subject to HMBS obligations, at fair value  3,411,434,082            Deposits 86,044                        TOTAL ASSETS 3,455,677,714$          LIABILITIES AND MEMBERSʹ EQUITY Accounts payable and accrued expenses 10,653,689$               Customer deposits and loan escrows 3,953,553                   Warehouse lines of credit 82,217,540                 Tail financing facility 5,197,146                   Notes payable, member 12,500,000                 Reverse mortgage interest liabilities, at fair value 11,475,838                 HMBS related obligations, at fair value  3,271,254,942            Total liabilities 3,397,252,708            COMMITMENTS AND CONTINGENCIES (Note P) MEMBERSʹ EQUITY 58,425,006                 TOTAL LIABILITIES AND MEMBERSʹ EQUITY 3,455,677,714$          LONGBRIDGE FINANCIAL, LLC UNAUDITED BALANCE SHEET The accompanying notes are an integral part of these financial statements. 1

LONGBRIDGE FINANCIAL, LLC UNAUDITED STATEMENTS OF OPERATIONS As Restated, Years Ended December 31, 2019 2018 REVENUE Income from reverse mortgage loans held for investment, at fair value  177,705,459$            104,079,778$             Interest income 255,675                     46,878                        Loan origination fees 1,522,472                  1,046,186                   Servicing and other fee income 5,211,578                  ‐                             Total revenue 184,695,184              105,172,842               EXPENSES Expenses related to HMBS obligations, at fair value  156,797,549              85,460,811                 Interest expense 1,332,325                  168,498                      Salaries, commissions and benefits 10,584,132                8,665,868                   Loan servicing expenses 4,077,869                  2,756,478                   Occupancy, equipment and communication 1,047,639                  679,909                      General and administrative 6,761,418                  6,405,277                   Depreciation and amortization 240,799                     114,731                      Total expenses 180,841,731              104,251,572               OTHER INCOME/(EXPENSE) Gain on sale of mortgage loans held for sale, at fair value  1,861,461                  179,567                      1,861,461                  179,567                      NET INCOME 5,714,914$                1,100,837$                 Unaudited And The accompanying notes are an integral part of these financial statements. 2

AS OF DECEMBER 31, 2019 AND  UNAUDITED STATEMENTS OF CHANGES IN MEMBERSʹ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018  Unaudited Balance, January 1, 2018 46,524,119$             Issuance of membership interests 5,000,000                 Stock‐based compensation 85,136                      Net income 1,100,837                 Balance, December 31, 2018 52,710,092               Net income 5,714,914                 Balance, December 31, 2019 58,425,006$             The accompanying notes are an integral part of these financial statements. 3

LONGBRIDGE FINANCIAL, LLC UNAUDITED STATEMENTS OF CASH FLOWS Years Ended December 31, 2019 2018 CASH FLOWS FROM OPERATING ACTIVITIES Net income 5,714,914$           1,100,837$       Non‐cash items‐ Fair value change of reverse mortgage loans held for investment, net (81,126,696)         (56,816,434)      Fair value change of HMBS related obligations 62,368,435           41,200,570       Depreciation and amortization 240,799                114,731            Gain on sale of mortgage loans held for sale, at fair value (1,861,461)           (179,567)           Stock‐based compensation ‐                       85,136              Reverse mortgage interests, net (3,327,223)           ‐                    (Increase) decrease in‐ Certificate of deposit (4,147)                  (1,977)               Escrow cash (636,819)              (110,871)           Proceeds from sale of mortgage loans held for sale 57,333,762           11,794,127       Originations and purchases of mortgage loans held for sale (59,954,440)         (14,401,867)      Accounts receivable and advances (2,644,975)           (183,952)           Interest rate lock commitments (915,863)              1,427,913         Prepaid expenses (64,506)                (129,382)           Deposits ‐                       (2,640)               Increase (decrease) in‐ Accounts payable and accrued expenses 7,906,489             (812,326)           Customer deposits and loan escrows 3,758,427             528,069            Derivative liabilities (322,266)              167,891            Net cash used in operating activities (13,535,570)         (16,219,742)      CASH FLOWS FROM INVESTING ACTIVITIES Originations and purchases of mortgage loans held for investment (2,072,459,978)    (600,519,607)    Net purchases of property and equipment (251,315)              (363,206)           Principal payments on mortgage loans held for investment 149,997,835         36,002,068       Net cash used in investing activities (1,922,713,458)    (564,880,745)    CASH FLOWS FROM FINANCING ACTIVITIES Net borrowings (repayments) under warehouse lines of credit 41,257,866           (22,964,892)      Net borrowings under tail financing facility 1,647,146             1,198,994         Net borrowings under notes payable, member 12,500,000           ‐                    Issuance of membership interests ‐                       5,000,000         Borrowings under HMBS related obligations, at fair value 2,036,624,362      632,810,530     Principal payments to HMBS related obligations, at fair value (149,709,109)       (35,881,424)      Net cash provided by financing activities 1,942,320,265      580,163,208     Unaudited And As Restated,  The accompanying notes are an integral part of these financial statements. 4

LONGBRIDGE FINANCIAL, LLC UNAUDITED STATEMENTS OF CASH FLOWS Years Ended December 31, 2019 2018 Unaudited And As Restated,  INCREASE (DECREASE) IN CASH AND  CASH EQUIVALENTS AND RESTRICTED CASH 6,071,237$           (937,279)$         CASH AND CASH EQUIVALENTS AND  RESTRICTED CASH, BEGINNING OF YEAR 8,382,568             9,319,847         CASH AND CASH EQUIVALENTS AND  RESTRICTED CASH, END OF YEAR 14,453,805$         8,382,568$       SUPPLEMENTAL INFORMATION Cash paid for interest 4,031,403$           2,600,697$       NON‐CASH OPERATING AND INVESTING ACTIVITIES The Company increased retained mortgage servicing rights in connection with loan sales.  222,176$              ‐$                  The Company recognized reverse mortgage interests at fair value, net of related liability of $11,475,838, under the secured financing arrangement. 3,327,223$           ‐$                  The accompanying notes are an integral part of these financial statements. 5

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  6    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES    Organization  Longbridge Financial, LLC (the Company) was organized in the State of Delaware and is primarily  engaged  in  the business of originating, purchasing, selling and servicing home equity conversion  mortgage  (HECM)  loans  through  its  correspondent, broker,  and  retail origination  channels. The  Company maintains  its corporate office  in Mahwah, New  Jersey, with branch offices  in multiple  states. The Company is approved as a Title II, non‐supervised direct endorsement mortgagee with  the United States Department of Housing and Urban Development (HUD). In addition, the Company  is an approved  issuer of Government National Mortgage Association  (GNMA) HECM mortgage  backed  securities  (HMBS). HMBS  are  guaranteed  by GNMA  and  collateralized  by participation  interests  in  HECMs,  which  are  insured  by  the  Federal  Housing  Administration  (FHA).    The  Company also originates and services non‐FHA guaranteed reverse jumbo proprietary products,  for borrowers in high property value areas that exceed FHA limits.    Basis of Accounting  The financial statements of the Company are prepared on the accrual basis of accounting.    Basis of Presentation  The accompanying financial statements have been prepared in conformity with accounting principles  generally accepted in the United States of America (GAAP) as codified in the Financial Accounting  Standards Board’s (FASB) Accounting Standards Codification (ASC).     Use of Estimates  The preparation of  financial statements  in conformity with GAAP requires management  to make  estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of  contingent assets and liabilities, at the date of the financial statements and the reported amounts of  revenues and expenses during the reporting period. Actual results could differ from those estimates.     Variable Interest Entities  The Company issues GNMA HMBS securities by pooling eligible HECM loans through a custodian  and assigning rights to the loans to GNMA. GNMA provides credit enhancements for the HECM  loans  through certain guarantee provisions. These securitizations  involve variable  interest entities  (VIEs) as the trusts or similar vehicles, by design, that either (1) lack sufficient equity to permit the  entity to finance its activities without additional subordinated financial support from other parties,  or (2) have equity investors that do not have the ability to make significant decisions relating to the  entity’s operations through voting rights, or do not have the obligation to absorb the expected losses,  or do not have the right to receive the residual returns of the entity.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  7    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Variable Interest Entities (Continued)    The primary beneficiary of a VIE (i.e., the party that has a controlling financial interest) is required to  consolidate the assets and liabilities of the VIE. The primary beneficiary is the party that has both (1)  the power  to direct  the  activities of  an  entity  that most  significantly  impact  the VIE’s  economic  performance; and (2) through its interests in the VIE, the obligation to absorb losses or the right to  receive benefits from the VIE that could potentially be significant to the VIE. The Company typically  retains the right to service HECM loans sold or securitized by GNMA. Due to the significant influence  of GNMA over the VIEs that hold the assets from HECM loan securitizations, principally through  their rights and responsibilities as master servicer, the Company is not the primary beneficiary of the  VIEs and therefore the VIEs are not consolidated.    The Company performs on‐going reassessments of whether changes in the facts and circumstances  regarding the Company’s involvement with a VIE cause the Company’s consolidation determination  to change.    Cash and Cash Equivalents  For  cash  flow purposes,  the Company  considers  cash  and  temporary  investments with  original  maturities of three months or less, to be cash and cash equivalents. The Company has diversified its  credit  risk  for  cash by maintaining deposits  in  several  financial  institutions, which may at  times  exceed  amounts  covered  by  insurance  from  the  Federal  Deposit  Insurance  Corporation.  The  Company  evaluates  the  creditworthiness  of  these  financial  institutions  in  determining  the  risk  associated with these balances. The Company has not experienced any losses in such accounts and  believes it is not exposed to any significant credit risk related to cash and cash equivalents.    Restricted Cash  The Company maintains a cash balance that is restricted under a warehouse line of credit agreement.    Mortgage Loans Held for Sale, at Fair Value   Mortgage loans held for sale are carried at fair value under the fair value option with changes in fair  value recorded in gain on sale of mortgage loans held for sale on the statements of operations. The  fair value of mortgage  loans held  for  sale  committed  to  investors  is  calculated using observable  market  information  such  as  the  investor  commitment,  assignment  of  trade  or  other mandatory  delivery  commitment  prices.  The Company  bases  the  fair  value  of  loans  committed  to Agency  investors based on the Agency’s quoted mortgage backed security (MBS) prices.  The fair value of  mortgage loans held for sale not committed to investors is based on quoted best execution secondary  market prices. If no such quoted price exists, the fair value is determined using quoted prices for a  similar asset or assets, such as MBS prices, adjusted for  the specific attributes of  that  loan, which  would be used by other market participants.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  8    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Mortgage Loans Held for Sale, at Fair Value (Continued)   Gains and  losses  from  the sale of mortgage  loans held  for sale are recognized based upon  the  difference between  the sales proceeds and carrying value of  the  related  loans upon sale. Sales  proceeds reflect the cash received from investors through the sale of the loan and servicing release  premium.  If  the  related mortgage  servicing  right  (MSR)  is  sold  servicing  retained,  the MSR  addition is recorded in gain on sale of mortgage loans held for sale on the statements of operations.  Gain  on  sale  of mortgage  loans  held  for  sale  also  includes  the  unrealized  gains  and  losses  associated with the changes in the fair value of mortgage loans held for sale.    Mortgage loans held for sale are considered sold when the Company surrenders control over the  financial assets. Control is considered to have been surrendered when the transferred assets have  been  isolated  from  the Company,  beyond  the  reach  of  the Company  and  their  creditors;  the  purchaser obtains the right (free of conditions that constrain it from taking advantage of that right)  to pledge or exchange the transferred assets; and the Company does not maintain effective control  over  the  transferred  assets  through  either  an  agreement  that  both  entitles  and  obligates  the  Company to repurchase or redeem the transferred assets before their maturity or the ability to  unilaterally cause the holder to return specific financial assets. The Company typically considers  the  above  criteria  to  have  been met  upon  acceptance  and  receipt  of  sales  proceeds  from  the  purchaser.    Reverse Mortgage Loans Held for Investment, Subject to HMBS Obligations, at Fair Value  HECM loans are either sold to investors or pooled and securitized into HMBS and sold into the  secondary market with servicing  rights  retained. Reverse mortgage  loans held  for  investment,  subject to HMBS obligations, at fair value (LHFI) on the balance sheet includes reverse mortgage  loans, servicing advances and subsequent tail draws that have not yet been transferred to GNMA  securitization pools (HMBS) and reverse mortgage loans that have been repurchased from GNMA  securitization pools. The changes in fair value of these loans are recorded in income from reverse  mortgage loans held for investment, at fair value on the statements of operations.    HMBS Related Obligations, at Fair Value   Based on the structure of an HMBS, an approved HMBS issuer is required to repurchase HECM  loans out of  the GNMA securitization pools  if  the outstanding principal balance of  the related  HECM is equal to or greater than 98% of the maximum claim amount (MCA), which is defined as  the  lesser of a homeʹs appraised value at  the point  in  time  that  the conditional commitment  is  issued or  the maximum  loan  limit  that can be  insured by  the Federal Housing Administration  (FHA).

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  9    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    HMBS Related Obligations, at Fair Value (Continued)  The MCA  repurchase  requirement  of  the HECM  loans  from  the HMBS  does  not  allow  the  Company  to qualify  for  sale accounting. As a  result of not qualifying  for  sale accounting,  the  Company accounts for transfers of HECM loans into HMBS as secured borrowings. The secured  borrowings are recorded in HMBS related obligations, at fair value on the balance sheet, with no  gain  or  loss  on  the  transfer.   The HMBS  related  obligations,  at  fair  value  are measured  on  a  recurring basis. The changes in fair value and interest expense on the obligation are recorded in  expenses related to HMBS obligations, at fair value on the statements of operations.     Revenue Recognition of Reverse Mortgage Loans Held for Investment, at Fair Value   The income from reverse mortgage loans held for investment, at fair value on the statements of  operations includes activity from the following (1) the interest the Company expects to collect on  the HECM loans; (2) gains or losses on hedging activities; (3) changes in the fair value of interest  rate  lock  commitments  related  to  future  LHFI;  (4)  premiums  on  loans  purchased  via  the  correspondent channel, which are capitalized upon origination as part of the purchase price, and  are subsequently measured at fair value on a recurring basis; and (5) the change in fair value of  servicing advances and tail draws eligible for HMBS securitizations and the change in fair value  of the previously securitized HECM loans.    Loan Origination Fees  Loan origination fees represent revenue earned from originating mortgage loans. Loan origination  fees generally represent a flat per‐loan fee amount based on a percentage of the original principal  loan balance and are  recognized as  revenue at  the  time  the mortgage  loans are  funded. Loan  origination expenses are charged to operations as incurred.     Interest Income  Interest income from mortgage loans held for sale, at FV is recognized for the period from loan  funding to sale based upon the principal balance outstanding, and stated interest rate.     Servicing and Other Fee Income  Servicing  and  other  fee  income  represents  certain  success  and  upfront  fees  pursuant  to  the  Collaboration and Transfer Agreement and is recognized into revenue at the time the initial HMBS  is securitized.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  10    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Revenue Recognition  FASB ASC 606, Revenue from Contracts with Customers (ASC 606), establishes principles for reporting  information about the nature, amount, timing and uncertainty of revenue and cash flows arising from  the entity’s contracts to provide goods or services to customers. The core principle requires an entity  to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects  the consideration  that  it expects  to be entitled  to  receive  in exchange  for  those goods or services  recognized  as  performance  obligations  are  satisfied.  The  majority  of  the  Company’s  revenue  generating  transactions  are  not  subject  to ASC  606,  including  revenue  generated  from  financial  instruments, such as the Company’s mortgage loans and futures, as well as revenue related to the  Company’s mortgage servicing activities, as  these activities are subject  to other GAAP discussed  elsewhere within the Company’s notes to financial statements.    Servicing Advances  Servicing  advances  represent  mortgage  insurance  premiums  advanced  on  behalf  of  HECM  borrowers.  Servicing  advances  are made  in  accordance with  the  servicing  agreements  and  are  recoverable through the collection of proceeds from subsequent securitizations of HMBS tail pools.  Servicing advances are initially recorded at the original advance balance. Upon eligibility for HMBS  securitization, servicing advances are carried at fair value under the fair value option and included  in  reverse mortgage  loans held  for  investment, subject  to HMBS obligations, at  fair value on  the  balance sheet, with changes in fair value recorded in income from reverse mortgage loans held for  investment, at fair value on the statements of operations. Servicing advances not eligible for HMBS  securitizations are carried at the original advance balance and are included in LHFI on the balance  sheet.  The Company periodically  reviews  servicing  advances  for  collectability  and  establishes  a  valuation allowance  for  estimated uncollectible amounts. No allowance has been  recorded as of  December 31, 2019 and 2018, as management has determined that all amounts are fully collectible.    Capitalized Software Development Costs  FASB ASC 350‐40, Goodwill and Other—Internal‐Use Software (ASC 350‐40), requires the Company to  expense  development  costs  as  they  are  incurred  in  the  preliminary  project  stage.  Once  the  capitalization criteria of ASC 350‐40 have been met, external direct costs of materials and services  consumed in developing or obtaining internal‐use computer software, payroll and payroll related  costs  for  employees who  are  directly  associated with  and who  devote  time  to  the  internal‐use  computer software; as well as related consulting fees are capitalized. The Company capitalized and  placed into service $236,150 of internally developed software during the year ended December 31,  2019.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  11    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Property and Equipment, Net  Property and equipment is recorded at cost and depreciated or amortized using the straight line  method over the estimated useful lives of the assets. The following is a summary of property and  equipment at December 31, 2019:    (a) Amortized over the shorter of the related lease term or the estimated useful life of the assets.     The Company periodically assesses property and equipment  for  impairment whenever events or  circumstances  indicate  the carrying amount of an asset may exceed  its fair value. If property and  equipment  is  considered  impaired,  the  impairment  losses will be  recorded on  the  statements of  operations. The Company did not recognize any impairment losses during the years ended December  31, 2019 and 2018.     Interest Rate Lock Commitments   The Company holds and issues interest rate lock commitments (IRLCs) and futures contracts. IRLCs  are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest  rate risk on mandatory IRLCs, the Company enters into futures contracts. Management expects these  futures contracts to experience changes in fair value opposite to the changes in fair value of the IRLCs  thereby reducing earnings volatility. Futures contracts are also used to hedge the interest rate risk on  mortgage  loans held  for  sale and mortgage  loans held  for  investment  that are not committed  to  investors and still subject to price risk.       Useful lives  (years) Amounts Property and equipment, at cost Furniture and equipment 5 210,838$                Computer equipment 7 224,582                  Internally developed software 3 584,806                  Leasehold improvements (a) 23,427                    Total property and equipment, at cost 1,043,653               Accumulated depreciation and amortization  Furniture and equipment (107,736)                Computer equipment (158,413)                Internally developed software (199,667)                Leasehold improvements (19,613)                   Total accumulated depreciation and amortization (485,429)                Total property and equipment, net 558,224$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  12    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Interest Rate Lock Commitments (Continued)  The Company considers various factors and strategies in determining what portion of the IRLCs  and uncommitted mortgage loans held for investment to economically hedge. Interest rate lock  commitments are recognized as assets or liabilities on the balance sheet at their fair value. Changes  in  the  fair  value  of  the  IRLCs  and  futures  contracts  are  recognized  in  income  from  reverse  mortgage loans held for investment, at fair value on the statements of operations in the period in  which they occur.    Reverse Mortgage Interests, at Fair Value and Related Liabilities, at Fair Value   During the year ended December 31, 2019, the Company entered into a Collaboration and Transfer  Agreement with an unrelated entity. Pursuant to the agreement, the Company purchases HECM  loans and their associated MSR, securitizing the reconstituted loans under the GNMA program  into HMBS pools. The Company is the legal owner and the servicer of the HMBS portfolio and  provides  all  servicing  functions. The Company  sold  to  the  same  entity  the  right  to  receive  a  specified allocation of the cash flows generated from the HMBS portfolio. The Company retains a  base participation fee, along with the right to premiums on subsequent HECM tail securitizations.  Under  the  agreement,  the Company  is provided  a put option  repurchase guarantee  from  the  unrelated entity, whereby if the Company is required to repurchase and transfer a new loan or a  replacement  loan  of  similar  economic  characteristics  into  the  respective  portfolio,  then  the  Company can reassign the rights and obligations regarding that repurchase or transferred loan to  the  entity. The new or  replacement  loan will be governed by  the  same  terms  set  forth  in  the  Collaboration and Transfer Agreement.    Mortgage Servicing Rights and Revenue Recognition  FASB ASC 860‐50, Transfers and Servicing, requires that MSRs be initially recorded at fair value at  the  time  the  underlying  loans  are  sold.  To  determine  the  fair  value  of  the MSR  created,  the  Company uses a valuation model that calculates the net present value of future cash flows. The  valuation model  incorporates  assumptions  that market  participants would  use  in  estimating  future cash flows, estimated discount rates, estimated prepayment speeds, estimated liquidation  and foreclosure losses, estimated contractual participation fees, and estimated default rates. The  credit quality and stated interest rates of the HECM loans underlying the MSRs affects the inputs  used  in  the  cash  flow models. MSRs  are  not  actively  traded  in  open markets;  accordingly,  considerable  judgment  is  required  to estimate  their  fair value, and changes  in  these estimates  could materially  change  the  estimated  fair value. The Company accretes a  fixed  servicing  fee  margin monthly based on the outstanding principal balances of the sold HECM loans.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  13    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Mortgage Servicing Rights and Revenue Recognition (Continued)  After initially recording the MSRs at fair value, the Company has elected to subsequently report  its MSRs at fair value, during which  time  the Company  is exposed  to fair value risk related  to  changes in the fair value of the Company’s MSRs. Changes in fair value are recorded in valuation  adjustment  and deletions of mortgage  servicing  rights on  the  statements of operations  in  the  period in which changes in fair value occur. Estimates of remaining loan lives, prepayment speeds,  liquidation and foreclosure losses are incorporated into the model.     These inputs can, and generally do, change from period to period as market conditions change.  Changes in these estimates could materially change the estimated fair value.    The key unobservable inputs used in determining the fair value of MSRs when they are initially  recorded are as follows for the year ended December 31, 2019:        Issuer Loss Reserve  LHFI securitized by the Company, and which met investor and GNMA underwriting guidelines at  the time of sale may be subject to repurchase in the event of a mandatory purchase event; default,  bankruptcy, or death by borrower; or subsequent discovery that underwriting standards were not  met. Management has established a reserve for potential losses related to these events. In assessing  the  adequacy  of  the  reserve, management  evaluates  various  factors  including  liquidation  and  foreclosure losses, known delinquent and other problem loans, and economic trends and conditions  in the industry. Actual losses are charged to operations as incurred. The Company established an  issuer loss reserve for estimated liquidation and foreclosure losses totaling $3,092,278 at December  31, 2019, which is included in mortgage loans held for investment, at fair value on the balance sheet.  The issuer loss reserve is provided as part of the overall LHFI valuation.     Because of the uncertainty in the various estimates underlying the issuer loss reserve, there is a range  of losses in excess of the recorded issuer loss reserve that is reasonably possible. The estimate of the  range of possible loss is based on current available information, significant judgment, and a number  of assumptions that are subject to change.    Escrow and Fiduciary Funds   The Company maintains segregated bank accounts for escrow balances in trust for borrowers’ draws.  The balances of the accounts totaled $1,300,301 at December 31, 2019, which are excluded from the  balance sheet.      Inputs Average discount rate 12.00% Average prepayment speed 9.20%

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  14    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)  Advertising and Marketing  Advertising and marketing is expensed as incurred and amounted to $3,451,819 and $3,781,591 for  the  years  ended December  31,  2019  and  2018,  respectively,  and  are  included  in  general  and  administrative on the statements of operations.    Income Taxes   The  Company  has  elected  to  be  taxed  as  a  partnership  under  the  Internal  Revenue  Code.  Accordingly, no federal income tax provision and state income taxes, to the extent possible, have  been recorded in the financial statements, as all items of income and expense generated by the  Company are reported on the members’ income tax returns. The Company has no federal or state  tax examinations in process as of December 31, 2019.    Stock‐Based Compensation  Company management may grant executive common unit options to certain employees and non‐ employee directors under the executive common unit option plan. Under the plan, 5,250 executive  common  unit  options  were  available  to  be  issued,  with  each  unit  option  allowing  for  1,000  membership units to be purchased.     Common unit option awards are generally granted with an exercise price equal to the market price  of the Company’s executive common units at the date of grant. Grant‐date fair value is determined  using the Black‐Scholes pricing model adjusted for unique characteristics of the specific awards.    FASB ASC 718‐10, Compensation‐ Stock Compensation, requires compensation expense related to the  award  to be  recognized  for unit options  issued  to  employees over  the  required  requisite  service  period, generally defined as the vesting period, which is five years. For service period awards with  graded vesting, compensation expense is recognized based on the graded vesting basis (based on  each  respective  agreement)  over  the  requisite  service  period  for  the  entire  award.  Recognized  compensation expense related to the service period option awards was recognized and is included in  salaries, commissions, and employee benefits on the statements of operations. For performance‐based  awards, compensation expense is recognized over the requisite service period when the Company  determines that it is probable the performance condition will be achieved.  At December 31, 2019 and  2018, management determined it is not estimable for the performance condition to be achieved and  the Company did not recognize compensation expense related to the performance‐based award. The  Company periodically evaluates the probability of the performance condition being achieved and  will recognize compensation expense when the performance condition is met.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  15    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Risks and Uncertainties  In the normal course of business, companies in the mortgage banking industry encounter certain  economic  and  regulatory  risks.  Economic  risks  include  interest  rate  risk  and  credit  risk.  The  Company is subject to interest rate risk to the extent that in a rising interest rate environment, the  Company may  experience a decrease  in  loan production, as well as decreases  in  the value of  mortgage loans held for investment and commitments to originate and purchase loans, which may  negatively impact the Company’s operations. Credit risk is the risk of default that may result from  the borrowers’  inability or unwillingness  to make contractually  required payments during  the  period  in which  loans  are  being  held  for  investment  prior  to  securitization  or  subsequent  to  securitization while serviced by the Company. Risks associated with HECMs and servicing HMBS  are subject  to  the Company’s ability  to accurately estimate  interest curtailment  liabilities,  fund  HECM repurchase obligations and principal additions, and  the ability  to securitize  the HECM  loans and tails.    The Company’s business requires substantial cash to support its operating activities. As a result,  the Company  is  dependent  on  its warehouse  lines  of  credit,  tail  financing  facility  and  other  financing facilities in order to finance its continued operations. If the Company’s principal lenders  decided to terminate or not to renew any of these financing facilities with the Company, the loss  of  borrowing  capacity  could  have  a  material  adverse  impact  on  the  Company’s  financial  statements unless the Company found a suitable alternative source.    Application of New Accounting Standards  In  August  2018,  the  FASB  issued  Accounting  Standards  Update  (ASU)  2018‐13,  Disclosure  Framework – Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018‐13), which  removes the requirement to disclose (i) the amount of and reasons for transfers between Level 1  and Level 2 of the fair value hierarchy; (ii) policy for the timing of transfers between levels; (iii)  valuation  processes  for  Level  3  fair  value measurements;  and  (iv)  for  nonpublic  entities,  the  changes in unrealized gains and losses for the period in earnings for recurring Level 3 fair value  measurements at the end of the reporting period. The amendment also removes the requirement  for a reconciliation of assets measured at Level 3. In lieu of a reconciliation of assets measured at  Level 3, a nonpublic entity is required to disclose the transfers into and out of Level 3 of the fair  value hierarchy and purchases and issuances of Level 3 assets and liabilities. Under ASU 2018‐13,  nonpublic entities are not required to disclose changes in gains and losses for the period included  in other comprehensive income for recurring Level 3 fair value measurements or the range and  weighted average of significant unobservable inputs used to develop the Level 3 measurements.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  16    A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)    Application of New Accounting Standards (Continued)  ASU 2018‐13 is effective for fiscal years beginning after December 15, 2019, with early adoption  permitted. The Company elected to early adopt the guidance issued in ASU 2018‐13 for the year  ended December 31, 2018. The amendments on changes in unrealized gains and losses should be  applied prospectively  for  the most  recent  annual period presented  in  the  initial  fiscal year of  adoption. All other amendments should be applied retrospectively to all periods presented upon  their effective date. The adoption of this accounting guidance did not have a material impact on  the Company’s financial statements.     During the year ended December 31, 2018, the Company adopted ASU No. 2016‐18, Statement of  Cash Flows (Topic 230) – Restricted Cash (ASU 2016‐18). ASU 2016‐18 requires that the statements of  cash flows explain the change during the reporting period in the total of cash, cash equivalents,  and  amounts  generally  described  as  restricted  cash  or  restricted  cash  equivalents.  Therefore,  amounts generally described as restricted cash and restricted cash equivalents should be included  with cash and cash equivalents when reconciling the beginning‐of‐period and end‐of‐period total  amounts  shown  on  the  statements  of  cash  flows. Accordingly,  the  Company  retrospectively  changed the presentation of its statements of cash flows to conform to the requirements of ASU  2016‐18. As the result of adoption of ASU 2016‐18, the Company’s statements of cash flows for the  year ended December 31, 2018, as restated, changed as follows:          Cash flow Cash and cash from equivalents and  operating restricted cash activities at year end As originally reported 16,691,825$             6,382,568$                Effect of adoption of ASU 2016‐18 (500,000)                  2,000,000                 Effects of reissue (32,411,567)             ‐                           As reported (16,219,742)$           8,382,568$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  17    B. FINANCIAL STATEMENTS RESTATEMENT    Subsequent to the issuance of financial statements for the years ended December 31, 2019 and 2018  with a report date on February 29, 2020, management identified that certain transactions to transfer  loans and issue GNMA HMBS securities that were previously recorded as sales do not qualify for  sale accounting  in accordance with GAAP and  therefore restated certain accounts  in  the financial  statements  to correct  these errors. The  restated  financial statements account  for  such  transfers as  secured borrowings of HECM loans on the balance sheet, include the related income and expenses  on the statements of operations and the related changes on the statements of cash flows. There was  no impact to previously issued net income or membersʹ equity. Accordingly, the Company restated  the accounts below as of December 31, 2019:            Originally Stated  As Adjusted  Mortgage loans held for sale, at fair value 99,408,957$            7,047,270$             Mortgage servicing rights, at fair value  48,039,629$            222,176$                Reverse mortgage loans held for investment,  subject to HMBS obligations, at fair value ‐$                          3,411,434,082$     HMBS related obligations, at fair value  ‐$                          (3,271,254,942)$    Accounts payable and accrued expenses (4,402,791)$             (10,653,689)$         Customer deposits and loan escrows (5,216,956)$             (3,953,553)$            Due to investor (4,987,496)$             ‐$                         Income from reverse mortgage loans  held for investment, at fair value  ‐$                          177,705,459$         Participation fees 5,604,424$               ‐$                         Interest income  2,357,094$               255,675$                Servicing and other fee income 1,844,355$               5,211,578$             Expenses related to HMBS obligations, at fair value  ‐$                          (156,797,549)$       Interest expense  (4,155,919)$             (1,332,325)$            Gain on sale of mortgage loans held for sale, net of direct costs 25,908,756$            1,861,461$             Valuation adjustment and deletions of mortgage servicing rights 4,694,408$               ‐$                         Net cash used in operating activities (49,082,460)$           (13,535,570)$         Net cash used in investing activities (251,316)$                (1,922,713,458)$    Net cash provided by financing activities 55,405,013$            1,942,320,265$

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

B. FINANCIAL STATEMENTS RESTATEMENT (Continued)

The Company restated the accounts below as of December 31, 2018:

	Originally Stated		As Adjusted	
Income from reverse mortgage loans held for investment, at fair value	$	-	$	104,079,778
Participation fees	$	2,870,666	$	-
Interest income	$	2,514,050	$	46,878
Expenses related to HMBS obligations, at fair value	$	-	$	(85,460,811)
Interest expense	$	(2,463,141)	$	(168,498)
Gain on sale of mortgage loans held for sale, net of direct costs	$	23,454,859	$	179,567
Net cash provided by (used in) operating activities	$	16,191,825	$	(16,219,742)
Net cash (used in) investing activities	$	(363,206)	$	(564,880,745)
Net cash provided by (used in) financing activities	$	(16,765,898)	$	580,163,208

C. MORTGAGE LOANS HELD FOR SALE, AT FAIR VALUE

Mortgage loans held for sale are as follows at December 31, 2019:

		Amounts
Mortgage loans held for sale	$	6,663,643
Fair value adjustment		383,627
	$	7,047,270

D. INTEREST RATE LOCK COMMITMENTS

The Company enters into IRLCs to originate and purchase HECM mortgage loans held for sale and mortgage loans held for investment, at stated interest rate margins and within a specified period of time (generally between 30 and 180 days), with borrowers who have applied for a loan and have met certain credit and underwriting criteria. The IRLCs are adjusted for estimated costs to originate or purchase the loan as well as the probability that the mortgage loan will fund within the terms of the IRLC (the pullthrough rate). Estimated costs to originate include the acquisition price of the mortgage loans purchased through its correspondent channel, account executive and loan officer commissions and related employer payroll taxes, and lender credits. The pullthrough rate is based on estimated changes in market conditions, loan stage, and actual borrower behavior using a historical analysis of actual funding rates. The Company analyzes the pullthrough on a quarterly basis to ensure the pullthrough estimate is reasonable.

18

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  19    D. INTEREST RATE LOCK COMMITMENTS (Continued)    The key unobservable inputs used in determining the fair value of IRLCs are as follows for the year  ended December 31, 2019:        The following summarizes IRLCs and future contracts at December 31, 2019:         The notional amounts of mortgage loans held for sale and mortgage loans held for investment not  committed to investors amounted to approximately $84,591,000 at December 31, 2019.    The Company has exposure to credit loss in the event of contractual non‐performance by its trading  counterparties in financial instruments that the Company uses in its rate risk management activities.  The Company manages this credit risk by selecting only counterparties that the Company believes to  be financially strong, spreading the risk among multiple counterparties, by placing contractual limits  on the amount of unsecured credit extended to any single counterparty and by entering into netting  agreements with counterparties, as appropriate.    E. ACCOUNTS RECEIVABLE AND ADVANCES    The following summarizes accounts receivable and advances at December 31, 2019:      There were no servicing advances or accreted participation fees included in accounts receivable and  advances on  the balance  sheet  at December  31,  2019,  as management determined  that  servicing  advances and accreted participation fees were eligible to be securitized.   Amounts Average pullthrough rate 77.08% Average costs to originate 5.86% Fair Notional Value Amount IRLCs 2,113,414$         78,521,000$       (b) Futures contracts 28,984                 26,500,000$       Total  2,142,398$         (b) Pullthrough rate adjusted Amounts Amounts Accounts receivable, trade 195,246$                      Prepaid scheduled draws 1,470,744                     Other fee income receivable 1,749,033                     3,415,023$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  20    E. ACCOUNTS RECEIVABLE AND ADVANCES (Continued)    Prepaid  scheduled  draws  represent  funds  related  to  HECM  mortgage  loans  remitted  to  the  Company’s  subservicer  but  not  yet  drawn  by  the  borrowers,  and  therefore  not  eligible  to  be  securitized.  Other  fee  income  receivable  represents  amounts  due  to  the  Company  under  the  Collaboration and Transfer Agreement (Note G).    The Company periodically evaluates the carrying value of accounts receivable and advance balances  with delinquent balances written‐off based on specific credit evaluations and circumstances of the  debtor.  No  allowance  for  doubtful  accounts  has  been  established  at  December  31,  2019,  as  management has determined that all amounts are fully collectible.    F. MORTGAGE SERVICING RIGHTS, AT FAIR VALUE    The following summarizes the activity of MSRs for the year ended December 31, 2019:    The  reverse mortgage  loans serviced are private  label securitizations and are not  insured against  losses by the FHA. The fair value of capitalized MSRs at December 31, 2019 was approximately  $222,000.  The unobservable inputs used in determining the fair value of the Company’s MSRs are as follows  at December 31, 2019:      The hypothetical effect of an adverse change in these key unobservable inputs would result in a  decrease in fair value as follows at December 31, 2019:        Amounts  Balance, beginning of year ‐$                   Additions due to loans sold, servicing retained 222,176              Balance, end of year 222,176$            Inputs Average discount rate 12.00% Average prepayment speed 9.20% Inputs Discount rates:    Effect on value ‐ 1% adverse change (14,725)$                Effect on value ‐ 2% adverse change (27,695)$             Prepayment speeds:    Effect on value ‐ 5% adverse change (7,121)$                  Effect on value ‐ 10% adverse change (13,866)$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  21    F. MORTGAGE SERVICING RIGHTS, AT FAIR VALUE (Continued)    These sensitivities are hypothetical and should be used with caution. As the table demonstrates,  the Company’s methodology for estimating the fair value of MSRs is highly sensitive to changes  in unobservable inputs. For example, actual prepayment experience may differ and any difference  may have a material effect on MSR fair value. Changes  in fair value resulting from changes  in  inputs generally cannot be extrapolated because the relationship of the change  in inputs to the  change in fair value may not be linear. Also, in this table, the effect of a variation in a particular  input on  the  fair value of  the MSRs  is calculated without changing any other  input;  in reality,  changes in one factor may be associated with changes in another (for example, decreases in market  interest rates may  indicate higher prepayments; however, this may be partially offset by  lower  prepayments due  to other  factors  such  as  a borrower’s diminished opportunity  to  refinance),  which may magnify or counteract the sensitivities. Thus, any measurement of MSR fair value is  limited by the conditions existing and inputs made as of a particular point in time. Those inputs  may not be appropriate if they are applied to a different point in time.    G. REVERSE MORTGAGE INTERESTS AND RELATED LIABILITY    Pursuant to the Collaboration and Transfer Agreement, the Company sells to an unrelated entity the  right  to  receive  a portion  of  the  cash  flows  generated  from  the Company’s RMI portfolio. The  retained  portions  include  the  contractual  base  servicing  fee  and  the  expected  premiums  on  subsequent securitizations of HECM tail pools. The Company continues to be the named issuer and  servicer, and, for accounting purposes, ownership of the RMI portfolio resides with the Company.  Accordingly, the Company records the reverse mortgages interests and related liability, associated  with this transaction, at fair value on its balance sheet. The Company evaluated these transactions  to determine if they are sales or secured borrowings and has determined that they fall under secured  borrowing.    The reverse mortgage interests and related liability is as follows at December 31, 2019:      The Company obtains a valuation from a valuation company on an annual basis to support the  reasonableness of  the  fair value of  the reverse mortgage  interests and  the related  liability. The  unpaid principal balance securitized under the secured financing arrangement with the unrelated  entity approximated $1,237,205,000 at December 31, 2019 and is included in HMBS obligations.      Amounts Reverse mortgage interests, fair value 14,803,061$                Less: retained portions (3,327,223)                   Reverse mortgage interests liabilities,  at fair value 11,475,838$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  22    G.  REVERSE MORTGAGE INTERESTS AND RELATED LIABILITY (Continued)    The following summarizes the activity of RMIs for the year ended December 31, 2019:      The fair value of the capitalized retained portions related to the reverse mortgage interests totaled  $3,327,223  and  current  year  amounts  are  included  in  servicing  and  other  fee  income  on  the  statements of operations.     The key unobservable  inputs used  in determining  the  fair value of  the Company’s valuation of  reverse mortgage interests and related liability is as follows at December 31, 2019:        The following table shows the hypothetical effect on the Company’s reverse mortgage interests, fair  value when applying certain unfavorable variations of key unobservable inputs to these liabilities  at December 31, 2019:        RMI, Asset RMI, Liability Retained Portion Balance, beginning of year ‐$              ‐$               ‐$                    Additions 16,821,213    13,016,350      3,804,863            Valuation adjustments and deletions  (2,018,152)    (1,540,512)      (477,640)             Balance, end of year 14,803,061$  11,475,838$    3,327,223$          Inputs Average discount rate 12.00% Prepayment speeds 0.0% ‐ 39.5% Inputs Discount rates:    Effect on value ‐ 1% adverse change (315,215)$                 Effect on value ‐ 2% adverse change (630,430)$              Prepayment speeds:    Effect on value ‐ 5% adverse change (427,764)$                 Effect on value ‐ 10% adverse change (831,719)$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  23    G.  REVERSE MORTGAGE INTERESTS AND RELATED LIABILITY (Continued)    As the cash flow inputs utilized in determining the fair value amounts in the reverse mortgage  interests, at fair value are based on the related cash flow inputs utilized in the financed reverse  mortgage interests, any fair value changes recognized in the financed reverse mortgage interests  attributable to a related cash flow input would inherently have an inverse impact on the carrying  amount of the related reverse mortgage interests. For example, while an increase in discount rates  would  negatively  impact  the  value  of  the Company’s  financed  reverse mortgage  interests,  it  would  reduce  the  carrying  value  of  the  associated  reverse mortgage  interests  liability.  These  hypothetical sensitivities should be evaluated with care. The effect on fair value of a 10% variation  in inputs generally cannot be determined because the relationship of the change in inputs to the  fair value may not be linear. Additionally, the impact of a variation in a particular a input on the  fair value is calculated while holding other inputs constant. In reality, changes in one input may  lead to changes in other inputs, which could impact the above hypothetical effects. Also, a positive  change in the above inputs would not necessarily correlate with the corresponding decrease in the  net carrying amount of the financed reverse mortgage interests.       Pursuant to the Collaboration and Transfer Agreement (Agreement), the Company earns upfront  and  success  fees  related  to  the  initial  securitizations  of HECM  loans. During  the  year  ended  December  31  2019,  the  Company  recognized  $1,884,374  related  to  those  fees, which  are  not  capitalized  and  is  included  in  servicing  and  fee  income  on  the  statements  of  operations. The  Company also earns a contractual servicing fee to service the HECM loans. During the year ended  December 31 2019, the Company recognized $3,327,223 related to the capitalized fair value of the  retained portion related to the RMI portfolio, which is included in servicing and fee income on the  statements of operations. Proceeds from the future securitizations are remitted to the entity, net  of servicing and fee income. Future securitizations proceeds due to the unrelated entity amounted  to $4,987,496 at December 31 2019, and are included in accounts payable and accrued expenses on  the balance sheet. Amounts due to the unrelated entity are remitted and paid when the respective  loans are securitized or monetized.

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

H. REVERSE MORTGAGE LOANS HELD FOR INVESTMENT, SUBJECT TO HMBS OBLIGATIONS, AT FAIR VALUE

Reverse mortgage loans held for investment, subject to HMBS obligations, at fair value are as follows, as restated, at December 31:

	2019		2018	
	Loans Held For Investment	HMBS Related Obligations	Loans Held For Investment	HMBS Related Obligations
Beginning balance	$ 1,407,845,243	$ 1,321,971,254	$ 786,511,270	$ 683,841,578
Originations/purchases	2,072,459,978	-	600,519,607	-
Securitization of HECM loans accounted for as financing	-	2,036,624,362	-	632,810,530
Repayments (principal payments received)	(149,997,835)	(149,709,109)	(36,002,068)	(35,881,424)
Change in fair value	81,126,696	62,368,435	56,816,434	41,200,570
Ending balance	$ 3,411,434,082	$ 3,271,254,942	$ 1,407,845,243	$ 1,321,971,254
Securitized loans (pledged to HMBS related obligations)	$ 3,319,073,808	$ 3,271,254,942	$ 1,358,681,232	1,321,971,254
Unsecuritized loans	92,360,274		49,164,011	
Total	$ 3,411,434,082		$ 1,407,845,243	

The below are the amounts recognized in income from reverse mortgage loans held for investment, at fair value on the statements of operations, as restated, as of December 31:

	2019	2018
Coupon income of mortgage loans held for investment	$ 99,625,606	$ 47,303,436
Change in fair value of reverse mortgage loans held for investment, net of direct costs of $47,029,068 and $45,672,834, respectively	81,126,696	56,816,434
Hedge gains/(losses)	(3,046,843)	(40,092)
Income on reverse mortgage loans held for investment, at fair value	$ 177,705,459	$ 104,079,778

HECM loans securitized into HMBS are not actively traded in open markets with readily observable market prices.

24

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  25    H. REVERSE MORTGAGE LOANS HELD FOR INVESTMENT, SUBJECT TO HMBS  OBLIGATIONS, AT FAIR VALUE (Continued)    The Company determines the fair value of HECM loans securitized into HMBS utilizing a present  value methodology that discounts estimated projected cash flows over the life of the loan portfolio  using prepayment, borrower mortality, borrower draw and discounts rate assumptions management  believes a market participant would use in estimating fair value. The significant unobservable inputs  used in the measurement include:    Lifetime prepayment speeds  ‐ the Company projects borrower prepayment rates which considers  borrower age and gender and  is based on historical  termination  rates. The outputs of borrower  prepayment  rates, which  include  both  voluntary  and  involuntary  prepayments,  are  utilized  to  anticipate future terminations.    Loss  Frequency/Severity  ‐  termination  proceeds  are  adjusted  for  expected  loss  frequencies  and  severities to arrive at net proceeds that will be provided upon final resolution. Historical experience  is utilized to estimate the loss rates resulting from scenarios where FHA insurance proceeds are not  expected to cover all principal and interest outstanding and, as servicer, the Company is exposed to  losses  upon  resolution  of  the  loan.  Loss  frequency  and  severities  are  based  upon  the  historical  experience with specific loan resolution waterfalls.    Due and Payable Triggers ‐ the input for terminations not attributable to an FHA assignment is based  on historical foreclosure and liquidation experience.    Discount Rate ‐ derived based upon reference to yields required by market participants for recent  transactions in the HECM loan bulk market adjusted based upon weighted average life of the loan  portfolio. This rate reflects what the Company believes to be a market participant’s required yield on  HECM  loans  of  similar weighted  average  lives.  The  yield  spread  is  applied  over  interpolated  benchmark curve or as a spread over collateral forward curve.    Borrower Draw Rates ‐ the draw curve is estimated based upon the historical experience with the  specific product type contemplating the borrower’s age and loan age.    The following table presents the significant unobservable inputs used in the fair value measurement  of reverse mortgage loans held for investment, subject to HMBS obligations, if items are not identified  below they are not considered to be a meaningful input for the year ended December 31, 2019:        Amounts Discount rate 1.94% ‐ 3.20% Lifetime prepayment speeds 10.29% Average servicing fees 0.36 Average age of borrower 75 Weighted average life 4.44

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

H. REVERSE MORTGAGE LOANS HELD FOR INVESTMENT, SUBJECT TO HMBS OBLIGATIONS, AT FAIR VALUE (Continued)

Significant increases or decreases in any of these assumptions in isolation could result in a significantly lower or higher fair value, respectively. The effects of changes in the assumptions used to value the LHFI, excluding future draw commitments, are partially offset by the effects of changes in the assumptions used to value the HMBS related obligations, at fair value that are associated with these loans.

I. HMBS RELATED OBLIGATIONS, AT FAIR VALUE

The Company determines the valuation of the HMBS obligation using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The estimated fair value of the HMBS obligations also includes the consideration required by a market participant to transfer the HECM and HMBS servicing obligations including exposure resulting from shortfalls in FHA insurance proceeds.

The Company's valuation considers assumptions that it believes a market participant would consider in valuing the liability, including, but not limited to, assumptions for repayment, costs to transfer servicing obligations, shortfalls in FHA insurance proceeds, and discount rates. The significant unobservable inputs used in the measurement include:

Lifetime prepayment speeds - the conditional repayment rate curve considers borrower age and gender is based on historical termination rates.

Discount Rate - derived based on an assessment of current market yields and spreads that a market participant would consider for entering into an obligation to pass FHA insured cash flows through to holders of the HMBS beneficial interests. Yield spread applied over interpolated benchmark curve or as a spread over collateral forward curve.

Monthly cash flows generated from the HECM loans are used to service the outstanding HMBS.

HMBS related obligations, at fair value, consists of the following at December 31, 2019:

		Amounts
GNMA loan pools - UPB	$	3,091,299,009
Fair value adjustments		179,955,933
Total HMBS obligations, at fair value	$	3,271,254,942
Weighted average life		4.44
Weighted average interest rate		4.00%
Lifetime prepayment speeds		10.29%
Discount rate		1.75% - 3.03%

The Company was servicing 464 GNMA loan pools at December 31, 2019.

26

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  27    J. NOTES PAYABLE, MEMBER    The Company has notes payable to a member at December 31, 2019:      As of December 31, 2019, the Company had all accounts including, but not limited to, cash and cash  equivalents, property and equipment, MSRs, and mortgage loans held for sale pledged as collateral  under the above notes payable. During the year ended December 31, 2019, the Company incurred  interest expense related to the notes payable totaling $856,667, which is included in interest expense  on  the statements of operations. The outstanding accrued  interest expense balance of $856,667  is  included in accounts payable and accrued expenses on the balance sheet. Subsequent to December  31, 2019, the notes payable and related accrued interest was paid in full.     K. TAIL FINANCING FACILITY    The Company has the following tail financing facility at December 31, 2019:        The above facility also contains covenants which include certain financial requirements, including  maintenance  of minimum  tangible  net worth, minimum  liquid  assets, minimum  current  ratio,  maximum debt  to net worth  ratio, maximum  funding  capacity  to  tangible net worth  ratio,  and  positive net income, as defined in the agreement. The Company renewed the tail financing facility  when it matured.      Amounts $5 million note payable due February 2020. Interest is at 15% per annum. Interest and principal is due at maturity.  5,000,000$        $5 million note payable due February 2020. Interest is at 18% per annum. Interest and principal is due at maturity. 5,000,000         $2.5 million note payable due February 2020. Interest is at 18% per annum. Interest and principal is due at maturity. 2,500,000         12,500,000$      Amounts $15 million tail financing facility expiring in April 2020. Interest is at the Prime rate plus 0.50%, with a floor rate of 5.00%.  5,197,146$

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  28    L. WAREHOUSE LINE OF CREDIT AGREEMENTS    The Company has the following warehouse line of credit agreements at December 31, 2019:      As of December 31, 2019, the Company had mortgage loans held for sale pledged as collateral under  the above warehouse line of credit agreements. The above agreements also contain covenants which  include  certain  financial  requirements,  including maintenance  of minimum  tangible  net worth,  minimum liquid assets, maximum debt to net worth ratio, and positive net income, as defined in the  agreements. The Company renewed the warehouse line of credit agreements when they matured.    M. STOCK‐BASED COMPENSATION      The  following  assumptions  related  to  stock‐based  compensation were  used  for  the  year  ended  December 31, 2019.        The risk‐free interest rate is the U.S. Treasury yield curve in effect at the time of grant and is based on  the expected life of the unit grants. The expected life of the units granted represents the period of time  the unit grants are expected  to be outstanding. The expected volatility  is based on  the historical  volatility of the stock prices of a public peer group.        Amounts $125 million warehouse line of credit agreement expiring in April 2020. Interest is at LIBOR plus 2.5%, with a floor rate of 3.25%. A cash pledge deposit of $1,250,000 is required by the lender. 82,217,540$          $50 million warehouse line of credit agreement expiring in May 2020. Interest is at LIBOR plus 2.75%. ‐                          $10 million warehouse line of credit agreement which expired in April 2019.  Interest was at LIBOR plus 2.75%. ‐                          82,217,540$          Inputs Risk‐free interest rates 1.42% ‐ 2.67% Expected life  7.5 years Expected volatility 20.00%

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

M. STOCK-BASED COMPENSATION (Continued)

A summary of the activity in the stock option plan is as follows for the year ended December 31, 2019:

	Shares	Weighted Average Grant Date Fair Value	Weighted Average Remaining Term (Years)
Outstanding, beginning of year	2,577	$ 82.59	7.5
Exercised	-	-	-
Granted	1,703	379.92	10
Forfeited or expired	(105)	(150.42)	-
Outstanding, end of year	4,175	$ 208.13	7.6

The Company recognized total stock-based compensation expense related to stock options of $0 and $85,136 for the years ended December 31, 2019 and 2018, respectively. Total unrecognized stock-based compensation costs related to non-vested service stock options totaled $330,124 and $238,658 at December 31, 2019 and 2018, respectively. Total unrecognized stock-based compensation costs related to non-vested performance stock options totaled $434,462 and $324,065 at December 31, 2019 and 2018, respectively. There are 835 and 293 vested options that are exercisable at December 31, 2019 and 2018, respectively.

N. MEMBERS' EQUITY

Executive Common Units
The Company has authorized 10,000 executive common units, of which 361 units were issued and outstanding at December 31, 2019.

Sponsored Preferred Units
The Company has authorized 50,000 sponsored preferred units, of which 45,000 units were issued and outstanding at December 31, 2019.

O. EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan covering substantially all employees. Employees may contribute amounts subject to certain Internal Revenue Service and plan limitations. The Company may make discretionary matching and non-elective contributions. The Company made $267,444 and $247,776 in contributions to the plan for the years ended December 31, 2019 and 2018, respectively.

29

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  30    P. COMMITMENTS AND CONTINGENCIES    Commitments to Extend Credit  The Company enters into IRLCs with borrowers who have applied for residential mortgage loans  and commitments to purchase loans with third party originators who have met certain credit and  underwriting criteria. These commitments expose the Company to market risk if interest rates change  and the underlying loan is not economically hedged or committed to an investor. The Company is  also exposed to credit loss if the loan is originated and not sold to an investor and the mortgagor does  not perform. The collateral upon extension of credit typically consists of a first deed of trust in the  mortgagor’s residential property. Commitments  to originate or purchase  loans do not necessarily  reflect future cash requirements as some commitments are expected to expire without being drawn  upon. Total commitments to originate or purchase loans approximated $101,867,000 at December 31,  2019.     The Company  is  required  to  fund  further borrower advances  (where  the borrower has not  fully  drawn down the HECM loan proceeds available to them), and to fund the payment of the borrower’s  obligation to pay monthly insurance premium. The outstanding unfunded commitments available to  borrowers related  to HECM  loans was approximately $720,000,000 as of December 31, 2019. This  additional borrowing capacity is primarily in the form of undrawn lines of credit.    HMBS Issuer Obligations  As an HMBS issuer, the Company assumes certain obligations related to each security issued. The  most significant obligation is the requirement to purchase loans out of the Ginnie Mae securitization  pools if the outstanding principal balance of the related HECM is equal to or greater than 98% of the  maximum claim amount (MCA repurchases). Active repurchased loans are assigned to HUD and  payment  is  received  from HUD,  typically within  60  days  of  repurchase. HUD  reimburses  the  Company for the outstanding principal balance on the loan up to the maximum claim amount. The  Company bears the risk of exposure if the amount of the outstanding principal balance on a loan  exceeds the maximum claim amount. Inactive repurchased loans (the borrower is deceased, no longer  occupies  the property or  is delinquent on  tax and  insurance payments) are generally  liquidated  through  foreclosure  and  subsequent  sale  of REO, with  a  claim  filed with HUD  for  recoverable  remaining principal and advance balances. The  recovery  timeline  for  inactive  repurchased  loans  depends  on  various  factors,  including  foreclosure  status  at  the  time  of  repurchase,  state‐level  foreclosure timelines, and the post‐foreclosure REO liquidation timeline. The timing and amount of  the Company obligation with respect to MCA repurchases is uncertain as repurchase is dependent  largely on circumstances outside of the Company’s control including the amount and timing of future  draws and the status of the loan. MCA repurchases are expected to continue to increase due to the  increased  flow of HECMs  and REO  that  are  reaching  98% of  their maximum  claim  amount.  In  addition to having to fund these repurchases, the Company also typically earns a lower interest rate  and incurs certain non‐reimbursable costs during the process of liquidating nonperforming loans.

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

P. COMMITMENTS AND CONTINGENCIES (Continued)

Activity with regard to HMBS repurchases, including MCA repurchases, as restated, at December 31, 2019:

	Active		Inactive		Total	
	Number	Amount	Number	Amount	Number	Amount
Beginning balance	-	$ -	-	$ -	-	$ -
Additions (1)	136	32,700,612	27	5,263,280	163	37,963,892
Transfers (1)	(136)	(32,700,612)	(27)	(5,263,280)	(163)	(37,963,892)
Ending Balance	-	$ -	-	$ -	-	$ -

(1) The Company repurchased $37,963,892 of GNMA HECM loans subject to the 98% MCA requirement from GNMA HMBS pools during the year ended December 31, 2019, of which $37,963,892 was subsequently transferred to a third party in accordance with a put option guaranty under the Collaboration and Transfer Agreement.

The Company did not have any activity with regard to HMBS repurchases, including MCA repurchases, as restated, at December 31, 2018.

Regulatory Contingencies

The Company is subject to periodic audits and examinations, both formal and informal in nature, from various federal and state agencies, including those made as part of regulatory oversight of mortgage origination, servicing and financing activities. Such audits and examinations could result in additional actions, penalties or fines by state or federal governmental bodies, regulators or the courts.

Operating Leases

The Company leases office space under various operating lease arrangements, which expire through May 2022. Total rent expense under all operating leases amounted to $390,243 and $339,868 for the years ended December 31, 2019 and 2018, respectively, and are included in occupancy, equipment and communication on the statements of operations.

Future minimum rental payments under long-term operating leases are as follows at December 31, 2019:

Year Ending December 31,	Amounts
2020	$ 314,836
2021	185,799
2022	68,520
	$ 569,155

31

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  32    P.   COMMITMENTS AND CONTINGENCIES (Continued)    Legal  The Company operates  in a highly regulated  industry and may be  involved  in various  legal and  regulatory proceedings, lawsuits and other claims arising in the ordinary course of its business. The  amount, if any, of ultimate liability with respect to such matters cannot be determined, but despite  the inherent uncertainties of litigation, management currently believes that the ultimate disposition  of  any  such proceedings  and  exposure will not have,  individually or  taken  together,  a material  adverse  effect  on  the  financial  condition,  results  of  operations,  or  cash  flows  of  the  Company.  However, actual outcomes may differ from those expected and could have a material effect on the  Company’s financial position, results of its operations or cash flows in a future period. The Company  accrues for losses when they are probable to occur, and such losses are reasonably estimable. Legal  costs are expensed as incurred and are included in general and administrative on the statements of  operations.    Q. FAIR VALUE MEASUREMENTS    FASB ASC 820, Fair Value Measurements and Disclosures, (ASC 820) defines fair value as the price  that would be  received upon sale of an asset or paid upon  transfer of a  liability  in an orderly  transaction between market participants at  the measurement date and  in  the principal or most  advantageous market  for  that  asset  or  liability. The  fair  value  should  be  calculated  based  on  assumptions that market participants would use in pricing the asset or liability, not assumptions  specific to the entity.    ASC 820 specifies a hierarchy of valuation  techniques based upon whether  the  inputs  to  those  valuation  techniques  reflect assumptions other market participants would use based upon  the  market data obtained from independent sources (observable inputs). In accordance with ASC 820,  the following summarizes the fair value hierarchy:    Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active  market that the Company has the ability to access.    Level 2 Inputs – Inputs other than the quoted market prices in active markets that are observable  either directly or indirectly.    Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and  significant to the overall fair value measurements.    ASC  820  requires  the  use  of  observable market  data, when  available,  in making  fair  value  measurements. When  inputs  used  to  measure  fair  value  fall  within  different  levels  of  the  hierarchy, the level within which the fair value measurement is categorized is based on the lowest  level input that is significant to the fair value measurements. Valuation techniques used need to  maximize the use of observable inputs and minimize the use of unobservable inputs.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  33    Q.  FAIR VALUE MEASUREMENTS (Continued)    While the Company believes its valuation methods are appropriate and consistent with those used  by other market participants, the use of different methods or assumptions to estimate the fair value  of certain financial statement items could result in a different estimate of fair value at the reporting  date.  The  significant  unobservable  inputs  used  in  the  fair  value measurement may  result  in  significantly different fair value measurements if any of those inputs were to change in isolation.  Generally,  a  change  in  the  assumptions  used  in  the  fair  value  measurement  would  be  accompanied by a directionally opposite change  in other assumptions. Those estimated values  may differ significantly from the values that would have been used had a readily available market  for such items existed, or had such items been liquidated, and those differences could be material  to the financial statement.    The  following  is  a  description  of  the  valuation methodologies  used  for  assets  and  liabilities  measured at fair value. There have been no changes in the methodologies used at December 31,  2019.     Mortgage loans held for sale (MLHFS) – The fair value of mortgage loans held for sale is based on,  when possible, quoted HMBS prices and estimates of the fair value of the related MSRs. If no such  quoted price exists, the fair value of a loan is determined using quoted prices for a similar asset or  assets, adjusted  for  the  specific attributes of  that  loan, which would be used by other market  participants.    Interest  Rate  Lock  Commitments  –  The  fair  value  of  IRLCs  is  based  on  valuation  models  incorporating market pricing for instruments with similar characteristics, commonly referred to  as best execution pricing. The valuation models used to value the IRLCs have unobservable inputs,  such as an estimate of the fair value of the servicing rights expected to be recorded upon sale of  the  loans,  estimated  costs  to  originate  the  loans,  and  the  pullthrough  rate,  and  are  therefore  classified as Level 3 within the fair value hierarchy.     The  fair value of  treasury  futures contracts  is based on  the quoted sales price on  the exchange  where  they are principally  traded and are  therefore classified as Level 2 within  the  fair value  hierarchy.    Mortgage Loans held for investment (LHFI) – The fair value of LHFI is based on the expected future  cash flows discounted over the expected life of the loans at a rate commensurate with the risk of  the estimated  cash  flows,  including  future draw commitments  for HECM  loans.  Inputs of  the  discounted cash flows of these assets may include future draws and tail spread gains, voluntary  prepayments,  defaults,  and  discount  rate.  LHFI  is  classified  as  Level  3 within  the  fair  value  hierarchy.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  34    Q.  FAIR VALUE MEASUREMENTS (Continued)    Mortgage servicing rights – The fair value of MSRs is difficult to determine because MSRs are not  actively  traded  in observable stand‐alone markets. The Company uses a discounted cash  flow  approach to estimate the fair value of MSRs. This approach consists of projecting net servicing  cash flows discounted at a rate that management believes market participants would use in their  determinations of fair value. The key unobservable inputs used in the estimation of the fair value  of MSRs  include prepayment  speeds, discount  rates, default  rates,  cost  to  service,  contractual  servicing fees, escrow earnings and ancillary income.    HMBS related obligations, at fair value – The fair value of HMBS related obligations, at fair value is  based on a discounted cash flow approach, by discounting the projected recovery of principal and  interest over the estimated life of the borrowing at a market rate commensurate with the risk of  the estimated cash flows. HMBS related obligations, at fair value are classified as Level 3 within  the fair value hierarchy.    Reverse mortgage  interests and related  liability – The Company estimates fair value on a recurring  basis based on the net present value of future expected discounted cash flows with the discount  rate  approximating  current  market  value  for  similar  financial  instruments.  The  cash  flow  assumptions and prepayment assumptions used in the model are based on various factors, with  the key assumptions being mortgage prepayment speeds, average life, recapture rates, liquidity  and foreclosure losses, projected securitization premiums, and discount rate. As these prices are  derived from valuation models, the Company classifies these valuations as Level 3 within the fair  value hierarchy.    The Company engages valuation experts to support the valuation and provide observations and  assumptions related to market activities. The Company evaluates the reasonableness of the fair  value estimate and assumptions using historical experience, or cash flow back‐testing, adjusted  for  prevailing market  conditions  and  benchmarks  with  valuations.  Significant  unobservable  assumptions include voluntary prepayment speeds, defaults and discount rate.

LONGBRIDGE FINANCIAL, LLC  NOTES TO FINANCIAL STATEMENTS  UNAUDITED  35    Q.  FAIR VALUE MEASUREMENTS (Continued)    Assets and Liabilities Measured at Fair Value   The following are the major categories of assets and liabilities measured at fair value on a recurring  basis, as restated, as of December 31, 2019:      The following are the changes in fair value of Level 2 assets and liabilities measured at fair value  on a recurring basis for the year ended December 31, 2019:       The Company does not have any impaired assets or liabilities that are recorded at fair value on a  non‐recurring basis as of December 31, 2019.       Description Level 1 Level 2 Level 3 Total Mortgage loans held for sale ‐$                   7,047,270$           ‐$                       7,047,270$           IRLCs/Treasury futures ‐                     28,984                   2,113,414              2,142,398              LHFI ‐                     ‐                         3,411,434,082      3,411,434,082      MSRs ‐                     ‐                         222,176                 222,176                 HMBS related obligations ‐                     ‐                         (3,271,254,942)     (3,271,254,942)     Reverse mortgage interests ‐                     ‐                         14,803,061           14,803,061           Reverse mortgage interests related liabilities ‐                     ‐                         (11,475,838)          (11,475,838)          Total ‐$                   7,076,254$           145,841,953$       152,918,207$       Description Amounts Mortgage loans held for sale 270,031$                      Treasury futures 351,250                        Total 621,281$

LONGBRIDGE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

Q. FAIR VALUE MEASUREMENTS (Continued)

Level 3 Purchases, Issuances and Transfers

The following is a summary of the Company's purchases, issuances, and transfers of assets which are measured at fair value on a recurring and non-recurring basis using Level 3 inputs during the year ended December 31, 2019:

	MSRs	LHFI	HMBS related obligations, at fair value	IRLCs	RMI
Purchases	$ -	$ -	$ -	$ -	$ -
Issuances (c)	$ 222,176	$ 2,072,459,978	$ 2,036,624,362	$ 9,880,259	$ 3,327,223
Transfers into Level 3	$ -	$ -	$ -	$ -	$ -
Transfers out of Level 3 (d)	$ -	$ -	$ -	$ 3,297,495	$ -

(c) Issuances of Level 3 MSRs represent additions due to loans sold, servicing retained. Issuance of Level 3 LHFI and HMBS related obligations, at fair value represent HECM loans pooled into GNMA guaranteed securities, that do not qualify for sale accounting. Issuances of Level 3 IRLCs represent the lock-date market value of IRLCs issued to borrowers during the year, net of estimated pullthrough and costs to originate. Issuances of Level 3 reverse mortgage interests represent retained portions of reverse mortgage loans pursuant to the secured financing arrangement, net of related liability, at fair value.

(d) IRLCs transferred out of Level 3 represent IRLCs that were funded and moved to mortgage loans held for sale, at fair value.

Fair Value of Other Financial Instruments

Due to their short-term nature, the carrying value of cash and cash equivalents, restricted cash, certificate of deposit, short-term receivables, short-term payables, warehouse line of credit agreements, tail financing facility, and notes payable approximate their fair value at December 31, 2019.

R. SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 1, 2021.

36